                                                                 EXHIBIT 10.1(a)


                           ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT, dated as of July 23, 1998, by and between Gold Kist Inc., a Georgia cooperative marketing association ("Gold Kist") and Southern States Cooperative, Inc., a Virginia agricultural cooperative corporation ("Southern States").

     WHEREAS, Gold Kist wishes to sell and assign to Southern States, and Southern States wishes to purchase and assume from Gold Kist, for the consideration and on the terms and conditions set forth herein, the business of certain divisions of Gold Kist, and substantially all of the assets that are primarily used in connection therewith (the "Inputs Business," as defined herein), and certain liabilities of the Inputs Business.

     NOW, THEREFORE, in consideration of the mutual agreements and the representations and warranties, conditions and promises contained herein, and intending to be legally bound hereby Gold Kist and Southern States hereby agree as follows (capitalized terms having the meaning given in Article XIX or elsewhere herein):


                                   ARTICLE I

  Sale and Purchase of the Purchased Assets and Assumption of the Assumed Liabilities

     At the Closing, and subject to the terms and conditions of this Agreement:
(a) Gold Kist shall sell, transfer, convey, assign and deliver to Southern States, and Southern States shall purchase and acquire from Gold Kist, the Purchased Assets free and clear of all Liens, and (b) Gold Kist shall assign to Southern States, and Southern States shall assume from Gold Kist, the Assumed Liabilities. No other liabilities of Gold Kist arising out of the Inputs Business, the ownership or operation of any of the Purchased Assets, the consummation of the transactions under this Agreement or otherwise, except as expressly provided in this Agreement, shall be assumed by Southern States.


                                  ARTICLE II

                             The Purchased Assets

          2.1. The Purchased Assets. The "Purchased Assets" shall mean all
               --------------------
right, title, interest and claims of Gold Kist in and to the following assets:

               (a)  all Inventory;

               (b)  all Owned Real Property as listed on Schedule 6.6.1;

             (c) all Owned Personal Property as identified more particularly on Schedule 6.9.1;

             (d)   all Accounts Receivable;

             (e)   all Prepaid Expenses;

             (f)   the Contracts;

             (g) the Real Property Leases as listed on Schedule 6.6.2 (including all of Gold Kist's right, title, and interest, if any, in and to the Improvements located on the Leased Real Property);

             (h)   the Personal Property Leases listed on Schedule 6.9.3;

             (i)   Gold Kist's 50% interest in Scott G. Williams, LLC.;

             (j) all equity interests (stock and patronage refund allocations) of Southern States held by Gold Kist;

             (k)   all Assignable Permits;

             (l) all Trademarks as listed on Schedule 6.11, and all other Intellectual Property Rights of the Inputs Business;

             (m) all of Gold Kist's rights and obligations under the CFI Product Purchase Agreement to the extent the same may be assignable; and,

             (n) all of the books, records, computer files, and other files, data or information, including membership lists or other membership records (wherever located, and whether in printed form or stored in computer files, tapes or other medium) of Gold Kist primarily relating to or primarily used in connection with the Inputs Business and the Purchased Assets and the operations thereof for all periods beginning on July 1, 1996, and ending on or before the Closing Date which Gold Kist can reasonably make available to Southern States without adversely impacting its own business operations (including its tax obligations), and which are requested by Southern States in writing after the Closing ("Records"), provided that Southern States will reimburse Gold Kist for all expenses incurred in providing any such Records for periods ending before June 27, 1998.

             For purposes of this Agreement, the Inputs Business of Gold Kist shall mean the following Gold Kist operating divisions: the Agri Services Division, the Fertilizer and Chemical Division, and the Pet Food and Animal Health Division (excluding Pork Operations), together with (a) the Morven, Georgia cotton gin and all machinery, equipment and other personal property used in connection therewith and (b) all qualifying crop time notes receivables (these to consist of notes made by Gold Kist patrons and dealers, excluding Dealer Direct Notes) held by Agra Trade Financing, Inc., but not any other business operations of Agra Trade Financing, Inc. or any other Gold Kist operations.

          2.2.  The Excluded Assets. The Purchased Assets shall not include (a)
                -------------------
any of the assets, whether tangible or intangible, real or personal, of the Pork Operations of Gold Kist's Pet Food and Animal Health Division, (b) any cash, (c) any insurance policies and the rights to refunds thereunder other than as the parties may agree upon in writing (d) all assets of Gold Kist Plans and Programs, (e) any tax refunds, (f) the trade names and trademarks containing the name "Gold Kist", "GK" or any variations thereof, (g) any current assets of the Inputs Business that are not included in the Post-Closing Statement of Net Current Asset Value, including any intercompany or intracompany receivables or claims, (h) any causes of action or claims that Gold Kist may have against third parties with respect to matters occurring prior to Closing, (i) all assets other than the Records that are located at the Gold Kist principal office located at Perimeter Center, Atlanta, Georgia, (j) all assets of any business or business activities of Gold Kist which are not part of the Inputs Business, (k) any shares of common stock or patronage preferred stock of CF Industries, Inc. held by Gold Kist at the Closing, or (l) any other equity interest or investments (other than the Southern States equity referred to in Section 2.1(j) (the "Excluded Assets").


                                  ARTICLE III

                            The Assumed Liabilities

          3.1.  The Assumed Liabilities. The "Assumed Liabilities" shall mean
                -----------------------
the following obligations and liabilities of Gold Kist relating solely to the Inputs Business:

                (a) the accrued expenses (other than as the same may constitute Excluded Liabilities) and trade accounts payable of the Inputs Business and obligations with respect to customers' advance payments for products or services reflected on the Post-Closing Statement of Net Current Asset Value;

                (b) all of Gold Kist's liabilities and obligations under and pursuant to the Real Property Leases, including the Solon Scott Lease, and Personal Property Leases existing on or arising after the Closing Date; provided, that, Southern States will not assume any obligation or liability resulting from or arising out of any default, or nonperformance by Gold Kist prior to the Closing Date under or with respect thereto;

                (c) all of Gold Kist's liabilities and obligations under and pursuant to the Contracts, the Operating Agreement of Scott G. Williams, LLC., the Guaranty Agreement with respect to Scott G. Williams, LLC., and the CFI Product Purchase Agreement, provided, that, Southern States shall not assume any obligation or liability resulting from or arising out of any default, or nonperformance by Gold Kist prior to the Closing Date under or with respect thereto;

                (d) all of Gold Kist's liabilities under and pursuant to the Bulloch County, Georgia IDA Bond; and

                (e) any liability or obligation that arises from any Post-Closing Environmental Condition.

          3.2.  The Excluded Liabilities. Except for the Assumed Liabilities,
                ------------------------
and any obligations pursuant to this Agreement, Southern States shall not assume any obligation, payment or liability of Gold Kist of any kind, whether fixed, contingent, known, or unknown and whether existing as of the Closing or arising thereafter, and no Excluded Liabilities will be included in the Post Closing Statement of Net Current Asset Value even if required by GAAP. Without limiting the generality of the foregoing, and regardless of whether any of the foregoing may be disclosed to Southern States pursuant to Article VI hereof, or otherwise, or whether Southern States may have knowledge of the same, Southern States shall not be deemed to assume any liability, payment or obligation of Gold Kist arising out of or relating to: (a) any workers' compensation claims related to the operation of the Inputs Business prior to the Closing, or any other claims or liabilities relating to the employment by Gold Kist of persons prior to the Closing including but not limited to the claims and liabilities described in
Section 14.3.2 hereof; (b) any actual or alleged tortious conduct of Gold Kist or any of its employees or agents; (c) any claim for products liability related to the operation of the Inputs Business prior to the Closing; (d) any claim for breach of warranty or contract versus Gold Kist related to the operation of the Inputs Business prior to the Closing; (e) any claim predicated on strict liability or any similar legal theory related to the operation of the Inputs Business prior to the Closing; (f) the violation of any law, ordinance or regulation in effect prior to the Closing related to the operation of the Inputs Business prior to the Closing but not related to any Pre-Closing Environmental Condition; (g) any business or business activities of Gold Kist which are not part of the Inputs Business; (h) any tax liabilities, except as otherwise expressly provided herein; (i) any liabilities under the Plans and Programs, accrued vacation, or sick pay; (j) any intercompany or intracompany liabilities or corporate charges; (k) any liability in any pending or threatened litigation, governmental proceeding, or workers compensation claim; (l) mortgage loans or any other indebtedness not listed as an Assumed Liability; (m) any liability arising out of or secured by an Excluded Asset; (n) any liabilities or obligations of Gold Kist under any collective bargaining agreements; (o) any liability or obligation that arises from any Pre-Closing Environmental Condition; or (p) any other liabilities of Gold Kist not within the scope of the definition "Assumed Liabilities" (collectively, the "Excluded Liabilities").


                                  ARTICLE IV

                                Purchase Price

          4.1.  Preparation of Pre-Closing Statement of Net Current Asset Value.
                ---------------------------------------------------------------
As soon as practicable after the satisfaction of all conditions to Closing, Gold Kist shall prepare the Pre-Closing Statement of Net Current Asset Value which shall be based upon the most recent available unaudited month end financial statement of Gold Kist (not more than 45 days old at Closing). Gold Kist shall deliver the Pre-Closing Statement of Net Current Asset Value to Southern States at least ten (10) days prior to the Closing Date, for review by Southern States and its accountants.

          4.2.  Estimated Purchase Price. The aggregate estimated purchase price
                ------------------------
(the "Estimated Purchase Price") of the Purchased Assets shall be an amount equal to (i) $41.4 million plus (ii) one hundred percent (100%) of the Net
                           ----
Current Asset Value, as set forth on the Pre-Closing Statement of Net Current Asset Value less (x) the remaining principal balance on the
            ----

Bulloch County, Georgia IDA Bond and (y) the capitalized liability on the Gold Kist books for the remaining lease payments under the Solon Scott Lease and less
                                                                            ----
(z) $10 million. Unless otherwise agreed to in writing, however, the Estimated Purchase Price shall in no event be an amount greater than $251.4 million and the Purchased Assets shall be reduced to cause the Estimated Purchase Price to be less than $251.4 million by reducing the Accounts Receivable with Gold Kist retaining the Accounts Receivable that are most practicable for it to handle.

          4.3.  Payment of Estimated Purchase Price. The Estimated Purchase
                -----------------------------------
Price shall be payable at the Closing by wire transfer of immediately available funds to Gold Kist's account as provided to Southern States.

          4.4.  Final Purchase Price. The aggregate final purchase price (the
                --------------------
"Final Purchase Price") of the Purchased Assets shall be an amount equal to (i) $41.4 million plus (ii) one hundred percent (100%) of the Net Current Asset
              ----
Value as set forth on the Post-Closing Statement of Net Current Asset Value less
                                                                            ----
(x) the remaining principal balance on the Bulloch County, Georgia IDA Bond as of the Closing Date and (y) the capitalized liability on the Gold Kist books for the remaining lease payments due on the Solon Scott Lease as of the Closing Date. Notwithstanding anything else in this Article IV, unless Southern States otherwise agrees in writing, the Final Purchase Price shall not exceed $251.4 million and the Purchased Assets shall be reduced to cause the Final Purchase Price to be less than $251.4 million by reducing the Accounts Receivable, with Gold Kist receiving the Accounts Receivable that are most practicable for it to handle.

          4.5.  Post-Closing Adjustment and Payment of Final Purchase Price.
                -----------------------------------------------------------

                (a) (i) On or before the Closing, Gold Kist and Southern States shall jointly conduct a physical count and inspection of the Inventory. Such physical count and inspection shall be conducted in accordance with the Inventory Procedures (the "Inventory Procedures") attached as Exhibit A which shall conform to GAAP except insofar as the Inventory Procedures may otherwise provide in paragraph B(8) thereof. The results of such physical count and inspection shall be used to determine the value of the Inventory to be set forth on the Post-Closing Statement of Net Current Asset Value.

                     (ii) The Accounts Receivable shall be valued in accordance with GAAP pursuant to the Accounts Receivables Valuation Procedures attached as Exhibit B (the "Receivables Valuation Procedures").

                (b) Southern States shall prepare the Post-Closing Statement of Net Current Asset Value in accordance with GAAP and pursuant to the applicable provisions of Section 3.2 and the Inventory Procedures and Receivables Valuation Procedures. Not later than seventy-five (75) days after the Closing, Southern States shall deliver the Post-Closing Statement of Net Current Asset Value to Gold Kist and its accountants for review and verification of compliance with GAAP, the applicable provisions of Section 3.2 and the Inventory Procedures and Receivables Valuation Procedures. In connection with the preparation of the Post-Closing Statement of Net Current Asset Value, Gold Kist shall be permitted to observe the preparation thereof, and to review all work papers, books and records of Southern States and its accountants associated with such preparation. Gold Kist shall cooperate with Southern States and its accountants to the extent reasonable and practical in the course of preparing the Post Closing Statement of Net Current Asset Value.

               (c) If Gold Kist objects to the Post-Closing Statement of Net Current Asset Value, it shall give written notice of such objection to Southern States within thirty (30) days after its receipt thereof. Gold Kist shall, in such notice, specify in reasonable detail the basis and reason for such objection and the amount to which Gold Kist objects. If Gold Kist does not object to the Post-Closing Statement of Net Current Asset Value within such period, the Post-Closing Statement of Net Current Asset Value shall be final and binding upon Southern States and Gold Kist. If Gold Kist objects to the Post-Closing Statement of Net Current Asset Value within such period and Gold Kist and Southern States are unable to resolve such objection within fifteen (15) days after written notice of Gold Kist's objection, then such objection shall be submitted to a mutually agreed upon office of such nationally recognized independent certified public accounting firm with recognized agricultural production credit experience as may be jointly selected by Gold Kist and Southern States, who shall act as an arbitrator. The arbitrator shall be instructed to use its commercially reasonable efforts to perform such services within thirty (30) days of the submission to it of the Post-Closing Statement of Net Current Asset Value and the related dispute and, in any case, as soon as practicable after such submission. In reaching its decisions hereunder, such arbitrator shall be guided by GAAP and shall resolve any disputes by determining what such values should be under GAAP and pursuant to the applicable provisions of Section 3.2 and the Inventory Procedures and Receivables Valuation Procedures. Each of the parties shall bear all costs and expenses incurred by it (including legal and accounting fees) in connection with such arbitration; provided, however, that the fees and expenses of the arbitrator shall be shared equally by Southern States and Gold Kist. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

               (d) If the Net Current Asset Value as shown on the Post-Closing Statement of Net Current Asset Value, as finally determined in accordance with
Section 4.5(c), is greater than the Net Current Asset Value as shown on the Pre-Closing Statement of Net Current Asset Value, then Southern States shall pay to Gold Kist within two (2) business days after such determination, an amount equal to the difference between the Final Purchase Price and the Estimated Purchase Price, plus interest calculated in accordance with Section 4.5(g), by wire transfer of immediately available funds to Gold Kist's account as provided to Southern States.

               (e) If the Net Current Asset Value as shown on the Post-Closing Statement of Net Current Asset Value, as finally determined in accordance with
Section 4.5 (c), is less than the Net Current Asset Value as shown on the Pre-Closing Statement of Net Current Asset Value, but the Final Purchase Price is nevertheless greater than or equal to the Estimated Purchase Price, then Southern States shall pay to Gold Kist within two (2) business days after such determination, an amount equal to the difference between the Final Purchase Price and the Estimated Purchase Price, plus interest calculated in accordance with Section 4.5(g), by wire transfer of immediately available funds to Gold Kist's account as provided to Southern States.

               (f) If the Net Current Asset Value as shown on the Post-Closing Statement of Net Current Asset Value, as finally determined in accordance with
Section 4.5 (c),
is less than the Net Current Asset Value as shown on the Pre-Closing Statement of Net Current Value, and as a result the Final Purchase Price is less than the Estimated Purchase Price, then within two (2) business days following such determination, Gold Kist shall pay to Southern States by wire transfer of immediately available funds to an account designated by Southern States any amount by which the Final Purchase Price is less than the Estimated Purchase Price, plus interest calculated in accordance with Section 4.5(g).

               (g) Interest shall accrue, from the Closing Date until paid, on any amount paid pursuant to Section 4.5(d), Section 4.5(e) or Section 4.5(f) at an annual rate, computed daily on the basis of an annual period of 360 days, equal to LIBOR plus one-half percent (1/2%). LIBOR shall mean the London interbank offered rate for deposits in U.S. dollars for an interest period of one month as reported on the Telerate Service, determined as of 1:00 p.m. (New York time) on the first business day of each month.


                                   ARTICLE V

                                  The Closing

          5.1. Time and Place. The consummation of the transactions contemplated
               --------------
in this Agreement (the "Closing") shall take place at such location as Southern States and Gold Kist may mutually agree, at 9:00 a.m., Eastern Standard Time, on October 12, 1998, or such other date as Gold Kist and Southern States may agree (the "Closing Date"). All actions at the Closing shall be deemed to be taken simultaneously, and all documents executed at the Closing shall be effective as of 12:01 a.m. on October 12, 1998.

          5.2. Actions by Gold Kist at the Closing. At the Closing, Gold Kist
               -----------------------------------
shall deliver to Southern States the following:

               (a) one or more special warranty deeds, in recordable form for the appropriate jurisdiction, conveying good and marketable title, free and clear of Liens, to each parcel of real property included in the Owned Real Property;

               (b) a bill of sale to the Owned Personal Property and the Inventory as shall be effective to vest in Southern States good and sufficient title to the Owned Personal Property and Inventory free and clear of Liens, which shall be in substantially the form of Exhibit C attached hereto;

               (c) an assignment and transfer of Accounts Receivable conveying all of Gold Kist's right, title, and interest in and to the Accounts Receivable which shall be in substantially the form of Exhibit D attached hereto;

               (d) such instruments of assignment and transfer of all of Gold Kist's right, title, and interest in the Trademarks, and the other Intellectual Property Rights of the Inputs Business, the Assignable Permits, the Prepaid Expenses, and the books and records of Gold Kist relating to the Inputs Business, as may be reasonably requested by Southern States, including an assignment of trademarks in the form of Exhibit E;

               (e) an Assignment and Assumption Agreement to: (i) the Contracts (other than the CFI Product Purchase Agreement); (ii) the Real Property Leases;
(iii) the Personal Property Leases; and (iv) the other Assumed Liabilities in substantially the form of Exhibit F attached hereto, or such other form of assignment reasonably requested by Southern States or Gold Kist, which shall, among other things, convey good and marketable title to the leasehold interests in the Leased Real Property, free and clear of Liens;

               (f) the Product Purchase Agreement Assignment and Assumption Agreement, substantially in the form of Exhibit G attached hereto;

               (g) the Operating Agreement Assignment and Amendment, substantially in the form of Exhibit H attached hereto;

               (h) the Transition Services Agreement, substantially in the form of Exhibit I attached hereto;

               (i)  the certificate of Gold Kist described in Section 11.2;

               (j) a certificate of good standing of Gold Kist from the Secretary of State of Georgia, dated within thirty (30) days of the Closing Date;

               (k) a certificate of status of foreign corporation for Gold Kist from the Secretary of State of South Carolina, Florida, Alabama, Mississippi, Tennessee, Louisiana and Texas, each dated within sixty (60) days of the Closing Date;

               (l) copies, certified by the Secretary of Gold Kist of: (i) the Certificate of Incorporation of Gold Kist; (ii) the Bylaws of Gold Kist; and
(iii) the resolutions of the board of directors of Gold Kist, approving the transactions contemplated herein;

               (m)  the opinion of the General Counsel of Gold Kist described in
Section 11.4;

               (n)  the Closing Consents; and

               (o) such other documents and instruments as may be reasonably requested by Southern States, including, without limitation the documents, instruments, and other items required to be delivered by Gold Kist to Southern States pursuant to Article XI hereof.

          5.3. Actions by Southern States at the Closing. At the Closing,
               -----------------------------------------
Southern States shall deliver to Gold Kist the following:

               (a) the Estimated Purchase Price in accordance with the provisions of Section 4;

               (b)  the Transition Services Agreement;

               (c) an Assignment and Assumption Agreement to (i) the Contracts (other than the CFI Product Purchase Agreement), (ii) the Real Property Leases,
(iii) the Personal Property Leases, and (iv) the other Assumed Liabilities in substantially the form of Exhibit F attached hereto, or other form of assignment reasonably requested by Southern States or Gold Kist;

               (d) the Product Purchase Agreement Assignment and Assumption Agreement;

               (e)  the Operating Agreement Assignment and Amendment;

               (f) a certificate of good standing of Southern States from the Virginia State Corporation Commission, dated within thirty (30) days of the Closing Date;

               (g)  the certificate of Southern States described in Section
10.2;

               (h)  copies, certified by the Secretary of Southern States, of:
(i) the Articles of Incorporation of Southern States; (ii) the Bylaws of Southern States; and (iii) the resolutions of the board of directors of Southern States approving the transactions contemplated herein;

               (i)  the opinion of counsel to Southern States as described in
Section 10.4; and

               (j) such other documents and instruments as may be reasonably requested by Gold Kist, including, without limitation, the documents, instruments, and other items required to be delivered by Southern States to Gold Kist pursuant to Article X hereof.


                                  ARTICLE VI

                  Representations and Warranties of Gold Kist

     Gold Kist represents and warrants to Southern States as follows, and acknowledges and confirms that Southern States is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement:

          6.1. Corporate Organization and Authority. Gold Kist is a cooperative
               ------------------------------------
marketing association duly organized, validly existing, and in good standing under the laws of the State of Georgia. Gold Kist is duly qualified to conduct business as a foreign corporation in the jurisdictions listed on Schedule 6.1, which are all of the jurisdictions in which Gold Kist is required to be so qualified in order to conduct the Inputs Business and in which the failure of Gold Kist to so qualify would have a material adverse effect on the financial condition or operations of the Inputs Business. Gold Kist has the requisite corporate power and authority to own or lease the Purchased Assets, to carry on the Inputs Business as it is now being conducted, to execute and deliver this Agreement, and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by Gold Kist, and the consummation by Gold Kist of the transactions contemplated herein, have been duly and validly approved and authorized by the board of directors of Gold Kist.

          6.2. Validity of Agreement; No Violation; Consents.
               ---------------------------------------------

               6.2.1. This Agreement has been duly authorized, executed and delivered by Gold Kist and is a valid and binding obligation of Gold Kist, enforceable against Gold Kist in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors or the relief of debtors. Except as otherwise set forth herein or as set forth on
Schedule 6.2.1, the execution, delivery, and performance of this Agreement by Gold Kist and the consummation of the transactions contemplated herein, will not: (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Gold Kist; (b) violate or conflict in any material respect with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award, or other decision of any court, governmental agency or instrumentality binding upon Gold Kist or to which the Purchased Assets are subject; (c) violate, conflict with, or result in the breach of or a default under, or result in the acceleration of any liability, or the cancellation or termination of any of the Contracts, Bond Documents, or the Real Property Leases which have not been waived; or (d) result in the creation, or imposition of, any Lien upon, or with respect to, any of the Purchased Assets.

               6.2.2. Gold Kist may execute, deliver and perform this Agreement without the necessity of Gold Kist obtaining any consent, approval, authorization or wavier or giving any notice or otherwise, except for the expiration of any waiting period required under the HSR Act or such consents, approvals, authorizations, waivers and notices (a) disclosed on Schedule 6.2.2 hereto (the "Required Consents"); or (b) which have been obtained and are unconditional and are in full force and effect.

          6.3. Inputs Financial Statements. The Inputs Financial Statements,
               ---------------------------
when prepared, will present fairly, in all material respects, the financial position of the Inputs Business as of June 27, 1998, and as of June 28, 1997, and the results of operations of the Inputs Business for each of the three years ended June 29, 1996, June 28, 1997, and June 27, 1998, in conformity with generally accepted accounting principles.

          6.4. Absence of Certain Changes.
               --------------------------

               (a) Except as set forth on Schedule 6.4, since June 27, 1998, Gold Kist has conducted the Inputs Business only in the usual and ordinary course of business consistent with Gold Kist prior practices and there has not been:

                    (i) any material adverse change in the financial condition, operations, assets, or liabilities of the Inputs Business;

                    (ii) any damage, destruction, or loss, whether or not covered by insurance, which has materially and adversely affected or will materially and adversely affect the Purchased Assets or the Inputs Business;

                    (iii) any other fact, event or condition of any character that will materially and adversely affect the Purchased Assets or the Inputs Business, or could reasonably be expected materially to disrupt, interrupt, prevent or impair the conduct of the Inputs Business.

               (b) Except as set forth on Schedule 6.4, since June 27, 1998, Gold Kist has not, with respect to the Inputs Business or with respect to the Purchased Assets:

                    (i) made or agreed to make with respect to the Inputs Business any capital expenditure or commitment for additions to property, plant or equipment, except for expenditures and commitments not exceeding $100,000 in the aggregate;

                    (ii) made or agreed to make any increase in the compensation payable to any Business Employees, except for normal and customary increases made in the ordinary course of business pursuant to presently existing policies and for severance and other arrangements related to this transaction;

                    (iii) entered into any transaction or contract, or amended or terminated any transaction or contract, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business in arms length transactions;

                    (iv) with respect to the Inputs Business, canceled or waived any claim or right of substantial value, or sold, transferred, distributed or otherwise disposed of any of the Purchased Assets, except in the ordinary course of business;

                    (v) with respect to the Inputs Business, disposed of, or permitted to lapse or disclosed to any third person any material proprietary right (including without limitation any licensed right) listed or described on
Schedule 6.11.1;

                    (vi)  agreed to do any of the foregoing.

          6.5. Taxes. Gold Kist has prepared and timely filed with the
               -----
appropriate governmental agencies all tax reports, filings and returns required to be filed by it related to the Inputs Business, and Gold Kist has paid, or made provision for the payment of, all such taxes which have become due pursuant to said returns or pursuant to any assessment received by Gold Kist. All federal, state, city, and foreign income, profits, franchise, sales, use, occupation, property, excise, and other taxes due in connection with the Inputs Business have been fully paid or shall be fully paid by Gold Kist as of the date hereof or hereafter when due. Gold Kist has not received notice of any tax deficiency outstanding, proposed or assessed against it with respect to the Inputs Business, nor has it executed any waiver of any statute of limitations on the assessment or collection of any tax. There are no tax liens upon, pending against or, to the Best Knowledge of Gold Kist threatened against, any Purchased Asset.

          6.6. Real Property.
               -------------

               6.6.1. Schedule 6.6.1 sets forth a complete list of all real property owned in whole or in part by Gold Kist primarily used in the Inputs Business and being purchased by Southern States in connection with its purchase of the Inputs Business (the "Owned Real

Property") and a list of all Liens thereon. Gold Kist has good and marketable title in fee simple to all of the Owned Real Property, free and clear of all Liens except for those set forth on Schedule 6.6.1.

               6.6.2. Schedule 6.6.2 sets forth a complete list of all leases or subleases (the "Real Property Leases"), of real property leased by Gold Kist primarily used in the Inputs Business and being assumed by Southern States in connection with its purchase of the Inputs Business (the "Leased Real Property"). Except as disclosed on Schedule 6.6.2, the Real Property Leases are in full force and effect, are valid and enforceable in accordance with their terms and constitute the legal, valid and binding obligations of Gold Kist and, to the Best Knowledge of Gold Kist, of the other parties thereto (except, in each case, as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors or the relief of debtors), and, to the Best Knowledge of Gold Kist, no condition exists or event, act or omission has occurred which, with or without notice, lapse of time or both, would constitute a default or a basis of force majeure or other claim of excusable delay or nonperformance thereunder. Gold Kist has made available to Southern States a copy of each of the Real Property Leases, and each such copy is correct and complete and includes any and all modifications thereof. The interest of Gold Kist in and under any of the Real Property Leases is unencumbered and subject to no present Lien, except for any Lien listed in Schedule 6.6.2.

               6.6.3. To the Best Knowledge of Gold Kist, except as described on Schedule 6.6.3 hereto, (a) no improvement or structure on any Owned Real Property or Leased Real Property encroaches on any adjacent property or conflicts with the rights of any owner thereof, and (b) no improvement or structure on any real property owned or leased by any other person encroaches on any Owned Real Property or Leased Real Property.

               6.6.4. Except as set forth on Schedule 6.6.4, to the Best Knowledge of Gold Kist, all easements, rights of way, licenses, and other non-ownership interests, if any, granted to or by Gold Kist in any of the Owned Real Property (the "Realty Use Rights") are valid and effective in accordance with their terms. Gold Kist has furnished Southern States with copies of all material written Realty Use Rights which it has, all of which are identified on Schedule 6.6.4.

               6.6.5. To the Best Knowledge of Gold Kist, the Improvements located on the Owned Real Property and the Leased Real Property are in substantial compliance with all applicable material building, fire, and other regulatory laws, ordinances, and regulations. Gold Kist has not received any written notice of any violation thereof.

               6.6.6. To the Best Knowledge of Gold Kist, all requisite certificates of occupancy and other material permits or approvals legally required with respect to the Improvements located on the Owned Real Property and the Leased Real Property and the occupancy and use thereof, have been obtained and are currently in full force and effect.

          6.7. Contracts and Agreements.
               ------------------------

               6.7.1. Schedule 6.7 sets forth a list of all contracts, agreements, leases (other than the Real Property Leases and the Personal Property Leases), licenses, purchase orders, instruments and commitments, whether written or oral, and whether or not in the ordinary course of business, to which Gold Kist is a party or is bound, which primarily relate to the Inputs Business and which Southern States agrees to assume in connection with the purchase of the Inputs Business, except for the following: purchase orders and other commitments, whether written or oral, to which Gold Kist is a party or is bound, which were entered into by Gold Kist in the ordinary course of business, which do not involve obligations following the Closing Date extending past June 30, 1999 or having a value of more than $50,000 individually, and which, in every case, are related solely to the Inputs Business (the "Immaterial Contracts"). The contracts listed on Schedule 6.7 are referred to herein as the "Material Contracts". The Material Contracts and the Immaterial Contracts are referred to collectively herein as the "Contracts". Gold Kist has furnished to Southern States a copy of each of the Material Contracts, and each such copy is correct and complete and includes all modifications thereof. The Contracts constitute all existing contracts and commitments of Gold Kist, whether written or oral: (a) which, together with the Transition Agreement, are necessary to conduct the Inputs Business in the same manner and to the extent currently conducted by Gold Kist; (b) by which the Purchased Assets may be bound or affected; or (c) which primarily relate to or affect the Purchased Assets and the Inputs Business.

               6.7.2. All of the Material Contracts are in full force and effect and constitute the legal, valid and binding obligations of Gold Kist and, to the Best Knowledge of Gold Kist, of the other parties thereto (except, in each case, as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors or the relief of debtors), and to the Best Knowledge of Gold Kist, no condition exists or event, act or omission has occurred which, with or without notice, or lapse of time or both, would constitute a default or a basis of force majeure or other claim of excusable delay or nonperformance thereunder. Except for the Required Consents, no consent of any party to the Material Contracts is required to assign the Material Contracts, and Gold Kist's rights and obligations thereunder, to Southern States. No other party to any Material Contract has notified Gold Kist of the assertion of its right to renegotiate the terms or conditions of any Material Contract, and, to the Best Knowledge of Gold Kist, no such basis exists.

          6.8. Permits. Schedule 6.8 sets forth a list of all material
               -------
governmental licenses, permits, consents, approvals, or certificates issued to Gold Kist and which are primarily related to the Inputs Business (the "Permits"). Gold Kist has furnished to Southern States a copy of each of the Permits, and each such copy is correct and complete and includes any and all modifications thereof. To the Best Knowledge of Gold Kist: (a) the Permits are in full force and effect; (b) Gold Kist is not in material violation of any of the Permits; (c) no proceedings for the suspension or cancellation of any of the Permits is pending or threatened; (d) no condition exists which (with or without notice, the passage of time or both) would constitute a material violation of any of the Permits; and (e) the Permits constitute all material governmental licenses, permits, consents, approvals or certificates required to be obtained or held by Gold Kist in connection with operation of the Inputs Business as presently conducted, the failure to obtain which would have a material adverse effect on the financial condition or operations of the Inputs Business; provided, however, that no representation is made in this sentence with respect to "Environmental Permits", as to which all representations and warranties are set forth in Section 6.16 hereof. Those Permits (including the Environmental Permits) which are assignable by Gold Kist to Southern States are marked with an asterisk on Schedule 6.8, and are referred to herein as the "Assignable Permits", and the remaining Permits are referred to herein as the "Nonassignable Permits".

          6.9.  Title to and Condition of Personal Property.
                -------------------------------------------

                6.9.1. Schedule 6.9.1 sets forth a computer list of machinery, equipment, furniture, fixtures, vehicles and other items of tangible personal property that are owned by Gold Kist and that are primarily used in connection with the Inputs Business and that are being purchased by Southern States in connection with the purchase of the Inputs Business (the "Owned Personal Property"). The computer list is the list used by Gold Kist in its operations and to the Best Knowledge of Gold Kist, is accurate in all material respects. The Owned Personal Property, together with the other Purchased Assets, constitute all assets of Gold Kist which, together with the Transition Agreement, are necessary to conduct the Inputs Business in the same manner and to the extent currently conducted by Gold Kist.

                6.9.2. Except for the Liens on Schedule 6.9.2., all of which will be removed prior to the Closing except as otherwise contemplated herein, Gold Kist has good and sufficient title to the Owned Personal Property, free and clear of any Liens.

                6.9.3. Schedule 6.9.3 sets forth a list of all machinery, equipment, furniture, fixtures, vehicles and other items of tangible personal property that are leased by Gold Kist and that are primarily used in the Inputs Business (the "Leased Personal Property"), the leases for which (the "Personal Property Leases") are being assumed by Southern States in connection with the purchase of the Inputs Business. Gold Kist has valid leasehold interests in all the Leased Personal Property. The Personal Property Leases are valid and in full force and effect.

                6.9.4. All of the Owned Personal Property and Leased Personal Property used by Gold Kist in the Inputs Business and the operations thereof is owned or leased by Gold Kist and not owned or leased by any member, shareholder or affiliate thereof. To the Best Knowledge of Gold Kist, the Owned Personal Property and the Leased Personal Property is, collectively, in reasonable operating condition, and has been appropriately maintained in the ordinary course of business, conforms to all material requirements of law and is substantially fit for use in accordance with and sufficient for Gold Kist's present operations, subject to ordinary wear and tear. To the Best Knowledge of Gold Kist, the Inputs Business is not conducted under any material restriction imposed upon Gold Kist (but not imposed upon other persons conducting similar businesses or operating similar assets for similar purposes in the localities where its businesses and assets are located) by any zoning, anti-pollution, health or other law, ordinance or regulation.

          6.10. Accounts Receivable. The Accounts Receivable are valid and bona
                -------------------
fide obligations resulting from the operations of the Inputs Business prior to the Closing and, to the Best Knowledge of Gold Kist arose out of arms-length transactions free of known defenses and without right of set off or deduction on the part of account debtors. To the Best Knowledge of Gold Kist, no basis presently exists for the assertion of any defense, counterclaim or set-off.

          6.11. Intellectual Property.
                ---------------------

                6.11.1. Schedule 6.11 sets forth a list of all trademarks, trademark registrations, pending applications for trademark registrations (the "Trademarks") trade names, service marks, copyrights and fictitious business names used or owned by Gold Kist, or in which Gold Kist has any proprietary interest, primarily in connection with the Inputs Business and all license agreements (excluding pre-packaged, mass marketed computer software licensed by third parties at a cost of less than $2,500 per license) with respect to any of the foregoing as to which Gold Kist is a licensor or licensee (collectively, the "Intellectual Property Rights"). Gold Kist is the sole owner of each item listed on Schedule 6.11, free and clear of all Liens. All assignments of the Trademarks have been recorded at the United States Patent and Trademark Office. Except as set forth on Schedule 6.11, the Trademarks are currently in compliance with all legal requirements (including payment of filing, examination, maintenance fees, and affidavits of use and incontestability), are valid and enforceable and are not subject to any maintenance fees or taxes on actions or filings falling due within ninety (90) days after the Closing Date.

                6.11.2. To the Best Knowledge of Gold Kist, Gold Kist has the right to use, free and clear of any claims or rights of others all Intellectual Property Rights used by Gold Kist in connection with the Inputs Business.

                6.11.3. There are no pending or, to the Best Knowledge of Gold Kist, threatened claims against Gold Kist by any person with respect to any of the Trademarks or claims of infringement by Gold Kist on the rights of any person, and, to the Best Knowledge of Gold Kist, no valid basis exists for any such claim. Gold Kist has not received any written notice: (a) that any of the Trademarks or Intellectual Property Rights infringe upon or otherwise conflict with any patent, invention, copyright, trademark, service mark, trade name, or trade secret of any other person or (b) of any claim by any other person that it has any adverse right, title, claim, or interest in and to any of the Trademarks or Intellectual Property Rights. The Trademarks and Intellectual Property Rights constitute all of the intellectual property or proprietary rights required by Gold Kist for the operation of the Inputs Business as presently conducted.

          6.12. Inventory.  Gold Kist has good and sufficient title to the
                ---------
Inventory, free and clear of any Liens. Except as set forth in Schedule 6.12, all Inventory consists of, and will at the Closing Date consist of, a quantity and quality usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which shall be appropriately written-off or written down in accordance with the Inventory Procedures in the Post-Closing Statement of Net Current Asset Value.

          6.13. Labor Relations.
                ---------------

                6.13.1. Except for the agreement with Teamsters Local Union No. 612, relating to the Guntersville, Georgia, Feed Mill, which Southern States is not assuming, Gold Kist is not a party to any collective bargaining agreements related to the Inputs Business. Gold Kist has furnished to Southern States a copy of the collective bargaining agreement with

Teamsters Local Union No. 612, and such copy is correct and complete and includes any and all modifications thereof.

                6.13.2. To the Best Knowledge of Gold Kist: (a) Gold Kist is in compliance in all material respects with all Federal, state, and other applicable laws regarding employment practices, terms and conditions of employment, and wages and hours with respect to the Inputs Business; (b) since June 27, 1998, Gold Kist has not engaged in any unfair labor practice with respect to the Inputs Business; (c) there is no unfair labor practice complaint against Gold Kist pending before the National Labor Relations Board or any similar state or local labor agency with respect to the Inputs Business; (d) there is no labor strike, dispute, slowdown, representation question or stoppage pending or threatened against or involving the Inputs Business; (e) there exists no grievance which may have a material adverse effect upon the Inputs Business;
(f) no arbitration proceeding arising out of or under any collective bargaining agreement is pending or threatened with respect to the Inputs Business; and (g) since June 27, 1998, Gold Kist has not experienced any strike, interruption, or material work slowdown by its labor force due to employment problems of any nature with respect to the Inputs Business.

          6.14. Employees and Employee Benefits.
                -------------------------------

                6.14.1. Except as set forth on Schedule 6.14, there are no employment contracts or severance agreements with any of the employees of Gold Kist who are employed in the Inputs Business, including employees on leave of absence (the "Business Employees"). Gold Kist has furnished to Southern States a list of the Business Employees and will provide such additional information concerning the Business Employees as Southern States may reasonably request, subject to its existing policies with respect to providing information about its employees to other potential employers.

                6.14.2. Schedule 6.14 sets forth a complete list of all employee benefit plans and programs to which Gold Kist is a party and in which the Business Employees participate (the "Plans and Programs"). None of the Plans and Programs are multiemployer plans (as defined in ERISA Section 3(37)).

          6.15. Litigation. Except as set forth on Schedule 6.15, (a) Gold Kist
                ----------
is not subject to any judgment, award, order, or decree or involved in any governmental action or any proceeding in which relief is sought or ordered affecting the operation of the Inputs Business or the Purchased Assets or which would prevent, delay, question or challenge the transactions contemplated by this Agreement; (b) there are no actions, claims, suits, proceedings (whether in equity or in law) or investigations pending or, to the Best Knowledge of Gold Kist, threatened, involving or against the Inputs Business or the Purchased Assets before any court or governmental or regulatory body which individually or in the aggregate would have a material adverse effect on the condition, financial or otherwise, of the Inputs Business or which question or challenge the validity of this Agreement or any action taken or to be taken pursuant to this Agreement; and (c) to the Best Knowledge of Gold Kist, no facts exist which would serve as a basis under current laws or regulations, for the institution of any actions, laws, audit investigation, claim, or procedure which might affect materially and adversely the business or financial condition of the Inputs Business.

          6.16. Environmental. Except as set forth on Schedule 6.16, to the Best
                -------------
Knowledge of Gold Kist with respect to the Purchased Assets and the Inputs
Business:

                (a) all underground petroleum or chemical storage tanks located under the Owned Real Property or the Leased Real Property are in compliance with all Environmental Laws, including all regulations regarding petroleum underground storage tanks that are scheduled to become effective in December 1998;

                (b) Gold Kist is not the subject of any governmental investigation or proceeding pertaining to the presence, generation, discharge, emission, release or threatened release, spill, use, storage, processing, receiving, containment, treatment, shipment, transportation, handling or disposition of any Hazardous Material, nor has Gold Kist provided (or been required to provide) nor received notice of any violation of any Environmental Law or release or threat of release of Hazardous Materials or received any claim or notice under any Environmental Laws with respect to the Owned Real Property, the Leased Real Property or the other Purchased Assets;

                (c) included within the list of Permits on Schedule 6.8 are all Permits and other governmental authorizations currently held by Gold Kist pursuant to or relating to any Environmental Law, including EPA product registrations (the "Environmental Permits"), and Gold Kist is conducting the Inputs Business in compliance with the Environmental Permits, which constitute all of the permits, approvals, certificates, or other authorizations required to be obtained from any public, governmental, regulatory or judicial authority to conduct the Inputs Business in substantially the same manner and extent it is presently conducted by Gold Kist; and

                (d) there is no action, activity, circumstance, condition, event, or incident, including without limitation, the release, emission, discharge, presence, or disposal of any Hazardous Material, that could reasonably be expected to form the basis of any environmental claim or result in any liability, remedial action or penalties against Gold Kist with respect to the Inputs Business, the Owned Real Property, the Leased Real Property or the other Purchased Assets, including the properties of Scott G. Williams LLC.

          6.17. Insurance. Gold Kist maintains policies of insurance which
                ---------
insure the Purchased Assets and the Inputs Business in commercially reasonable amounts for occurrences normally insured against. There are no claims by Gold Kist pending or, to the Best Knowledge of Gold Kist, threatened with respect to the Purchased Assets or the Inputs Business under said policies or disputes with underwriters, and, to the Best Knowledge of Gold Kist, all premiums due and payable have been paid and all such policies are in full force and effect in accordance with their respective terms.

          6.18. Membership Information. The membership information to be
                ----------------------
provided to Southern States by Gold Kist pursuant to Section 2.1(n) above, which shall consist of the names and addresses of current members of Gold Kist as a result of their doing business with one or more of the Inputs Divisions, will be complete and correct to the Best Knowledge of Gold Kist.

                                  ARTICLE VII

               Representations and Warranties of Southern States

     Southern States represents and warrants to Gold Kist as follows, and acknowledges and confirms that Gold Kist is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement:

          7.1. Corporate Organization and Authority. Southern States is an
               ------------------------------------
agricultural cooperative corporation duly organized, validly existing, and in good standing under the laws of the State of Virginia, and is (or will be at the Closing Date) duly qualified to conduct business as a foreign corporation in the States of Georgia, Alabama, South Carolina, Florida, Mississippi, Tennessee, Louisiana, Texas and Arkansas. Southern States has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein and therein. The execution and delivery of this Agreement by Southern States and the consummation by Southern States of the transactions contemplated herein and therein have been duly and validly approved and authorized by the board of directors of Southern States.

          7.2. Validity of Agreement; No Violation. This Agreement has been duly
               -----------------------------------
executed and delivered by Southern States. This Agreement is a valid and binding obligation of Southern States, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors or the relief of debtors. The execution, delivery, and performance of this Agreement by Southern States and the consummation of the transactions contemplated hereby will not: (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Southern States or (b) violate or conflict in any material respect with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award, or other decision of any court, governmental agency or instrumentality binding upon Southern States or to which Southern States is subject.

          7.3. Brokers or Finders. Southern States has not incurred any
               ------------------
obligation or liability, contingent or otherwise, for brokers or finders fees or commissions or other similar payments in connection with this Agreement.


                                 ARTICLE VIII

                            Covenants of Gold Kist

          8.1. Access. Prior to the Closing, Gold Kist shall provide Southern
               ------
States with reasonable access during normal business hours to the Purchased Assets and to Gold Kist's employees, officers, agents and consultants, books and records (including property or sales tax returns), compensation and employee benefit plan documents, and such other information relating to the Inputs Business and the Business Employees subject to its existing policies with respect to providing information about its employees to other potential employers, as Southern States may reasonably request. Gold Kist shall provide Southern States with, or allow Southern States to make, copies, at Southern States' expense, of any requested materials that are relevant to the Inputs Business and do not contain any confidential or proprietary information about Gold Kist or otherwise violate any internal procedures of Gold Kist. Gold Kist shall authorize the independent accountants of Gold Kist to allow the independent accountants of Southern States to review the work papers and other accounting records of Gold Kist's accountants prepared in connection with the preparation of the Inputs Financial Statement as provided for in
Section 8.9 below. Southern States shall use its reasonable efforts to minimize any disruption to Gold Kist's business in connection with the conduct of the due diligence process contemplated herein, and Gold Kist shall receive reasonable advance notice of and shall have the right to participate in, any discussions Southern States might have with any federal or state regulatory authorities about Gold Kist or the Inputs Business. Prior to the Closing, Southern States will not, without the consent of Gold Kist, conduct a "Phase II" environmental assessment or any other environmental investigation of Gold Kist's Owned or Leased Real Property or any former real property of Gold Kist, other than visual inspections of the properties; provided, however, that Gold Kist acknowledges that Southern States may conduct any Phase II assessment, or any other environmental investigation, with respect to those matters identified on
Schedule 14.12.

          8.2. Conduct of Business.
               -------------------

               8.2.1.  Affirmative Covenants. Prior to the Closing, except as
                       ---------------------
may be agreed to in writing by Gold Kist and Southern States, Gold Kist shall conduct the Inputs Business, in all material respects, according to its ordinary and usual course of business and consistent with Gold Kist's prior practice. Without limiting the generality of the foregoing, Gold Kist shall: (a) maintain in effect and fully perform all of its obligations under the Contracts and the Real Property Leases in accordance with the terms thereof; (b) give prompt written notice to Southern States of any notice given or received by Gold Kist of any default or breach or alleged default or breach under any of the Material Contracts, the Real Property Leases or the Personal Property Leases and of any claim or threat to commence any action, suit, proceeding, or investigation against Gold Kist with respect to the Inputs Business; (c) maintain the Owned Personal Property, the Leased Personal Property and Improvements on the Owned Real Property and the Leased Real Property in the same condition and repair as on the date of this Agreement, ordinary wear and tear excepted; (d) protect and maintain in effect the Trademarks and the Trade Secrets; (e) comply, in all material respects, with all laws applicable to it in the conduct of the Inputs Business; (f) preserve the business of the Inputs Business; (g) maintain in full force and effect all insurance policies currently in effect with respect to the Purchased Assets, or policies that provide coverage that is comparable to such insurance policies; and (h) promptly advise Southern States of any breach of any representation or warranty, covenant, condition or obligation of Gold Kist hereunder.

               8.2.2.  Negative Covenants.
                       ------------------

               (a) Prior to the Closing, except as may be agreed in writing by Gold Kist and Southern States, Gold Kist shall not: (i) make or commit to make any capital expenditures with respect to the Inputs Business, individually or in the aggregate, in excess of $100,000; (ii) enter into or agree to enter into any lease, contract, commitment, transaction or understanding of any kind with respect to the Inputs Business, outside of the ordinary course of business, or to amend or agree to amend any of the Material Contracts, the Personal Property Leases or the Real Property Leases except in the ordinary course of business; (iii) enter into any hedging contract, forward purchase or forward delivery contract, or other similar contract, arrangement, or agreement relating to the Inputs Business involving any commitment extending beyond the Closing Date; or (iv) voluntarily take any action which would render any representation and warranty of Gold Kist contained in Article VI hereof inaccurate at any time between the date hereof and the Closing Date, including as of the Closing Date.

                (b) If Gold Kist proposes to Southern States in writing that Gold Kist enter into any hedging contract, forward purchase or forward delivery contract, or other similar contract, arrangement, or agreement relating to the Inputs Business involving a commitment extending beyond October 12, 1998, which written proposal (x) sets forth the basic terms of such contract or agreement, including the proposed product, delivery date and price, (y) states that such contract or agreement is subject to the provisions of this Section 8.2.2(b), and
(z) is not approved by Southern States (a "Rejected Proposed Contract"), then, if the Closing does not occur (i) Southern States will pay to Gold Kist an amount equal to any net profit which Gold Kist would have realized on all of such Rejected Proposed Contracts in the aggregate on or before the Rejected Proposed Contract Termination Date had Gold Kist entered into all of the Rejected Proposed Contracts, and (ii) Gold Kist will pay to Southern States an amount equal to any net loss which Gold Kist would have realized on all of such Rejected Proposed Contracts in the aggregate on or before the Rejected Proposed Contract Termination Date had Gold Kist entered into all of the Rejected Proposed Contracts (such calculation to be made and such amount to be paid in either event as soon as may be practicable after the Rejected Proposed Contract Termination Date). For purposes of this paragraph, the "Rejected Proposed Contract Termination Date" shall mean the date as of which all of the Rejected Proposed Contracts would have matured had they been entered into.

                8.2.3. Railroad Agreements. Notwithstanding any other provisions
                       -------------------
in this Agreement, Gold Kist may cancel any and all Railroad Agreements used in the Inputs Business, listed on Schedule 8.2.3 hereof, at any time on or before Closing, and Southern States acknowledges that Gold Kist will not obtain any consents from the Railroads to the assignment of the Railroad Agreements as a part of this transaction.

          8.3.  Consents of Third Parties. Gold Kist shall use its commercially
                -------------------------
reasonable efforts to obtain the Closing Consents prior to the Closing Date, and to obtain the remaining Required Consents as soon as practicable following the Closing Date, or to continue in effect and to assure that the Inputs Business and Southern States shall be entitled to all of the benefits of the Contracts, including without limitation: (i) as required, the consent of the landlords or lessors of the Leased Real Property and the lessors of the Leased Personal Property to the assignment to, and assumption by, Southern States of the Real Property Leases and the Personal Property Leases; (ii) as required, the consent of third parties to the assignment to, and assumption by, Southern States of the Contracts; (iii) as required, the consent of any governmental, public or regulatory authority to the assignment to Southern States of the Assignable Permits; and (iv) the consent of the other member of Scott G. Williams, LLC. to the Operating Agreement Assignment and Amendment.

          8.4.  Cooperation. Gold Kist shall cooperate with Southern States to
                -----------
effect the consummation of the transactions contemplated herein on the Closing Date.

          8.5.  Industrial Revenue Bond. Prior to the Closing, Gold Kist shall
                -----------------------
use commercially reasonable efforts to permit Southern States to assume Gold Kist's obligations under the Bulloch County, Georgia IDA Bond.

          8.6.  Supplement to Schedules. After the date hereof, Gold Kist shall,
                -----------------------
from time to time prior to or at the Closing, by notice to Southern States, supplement or amend any Schedule, including without limitation, one or more supplements or amendments thereto, to correct any matter which would constitute a breach of any representation or warranty set forth herein. Such supplemental or amended Schedule shall not be deemed to cure any willful and intentional breach of such representation or warranty for the purposes of Article XVI hereof. If, however, the Closing occurs, such supplemental or amended Schedule shall be effective to cure and correct for all purposes any breach of any representation or warranty that would have existed by reason of Gold Kist not having made such supplement or amendment.

          8.7.  Satisfaction of Conditions. Gold Kist shall use its best efforts
                --------------------------
(not to include the expenditure of any substantial sums) to cause the conditions to the obligations of Southern States contained in Article XI to be satisfied to the extent that the satisfaction of such conditions is in the control of Gold Kist; however, the foregoing shall not constitute a limitation upon the covenants and obligations of Gold Kist otherwise expressly set forth in this Agreement.

          8.8.  No Other Negotiations. In consideration of the time and expense
                ---------------------
that will be incurred by Southern States in connection with the transaction contemplated by this Agreement, Gold Kist agrees that following the execution of this Agreement or until termination of this Agreement pursuant to Article XVI hereof, it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative of, Gold Kist or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or
(ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or agree to or endorse, or take any other action to facilitate any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Gold Kist shall as promptly as practicable advise Southern States orally and in writing of the receipt by it (or any of the other entities of persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person making any such Acquisition Proposal or inquiry. Gold Kist will keep Southern States fully informed of the status and details of any such Acquisition Proposal or inquiry. The term "Acquisition Proposal" as used herein means any offer or proposal involving the purchase of all or any portion of all the assets of the Gold Kist Inputs Business as defined and specified in
Article II of this Agreement.

          8.9.  Audit of Gold Kist Inputs Business. In contemplation of the
                ----------------------------------
consummation of the transaction contemplated by this Agreement, Gold Kist will develop in connection with the preparation of its audited financial statements for its fiscal year ending June 27, 1998, a separate audited financial statement for the Gold Kist Inputs Business (the "Inputs Financial Statement"), which shall include a balance sheet as of June 27, 1998 and June 28, 1997, and a related statement of operations, cash flows and, if and to the extent mutually agreed, a statement of divisional equity, in any case for each of the three years ended June 29, 1996, June 28, 1997, and June 27, 1998. Southern States and Gold Kist agree to share equally the cost of preparing the Inputs Financial Statement. Gold Kist will use its best efforts to have the Inputs Financial Statement completed within 60 days of the end of its fiscal year and will make the Inputs Financial Statement for the Inputs Business available to Southern States for use in arranging any financing required by Southern States in connection with the Purchase Transaction.

                                  ARTICLE IX

                         Covenants of Southern States

          9.1.  Cooperation. Southern States shall cooperate with Gold Kist to
                -----------
effect the consummation of the transactions contemplated herein on the Closing Date and will use its reasonable efforts to obtain the necessary financing. Southern States shall also use its reasonable efforts to cause Gold Kist to be relieved at Closing, or as soon thereafter as may be practicable, from any and all liabilities with respect to the Assumed Liabilities.

          9.2.  Negative Covenant. Southern States shall not take any action
                -----------------
which would render any representation and warranty of Southern States contained in Article VII hereof inaccurate at any time between the date hereof and the Closing Date, including as of the Closing Date, and shall promptly advise Gold Kist of any breach of any representation or warranty, covenant, condition or obligation of Southern States hereunder.

          9.3.  Satisfaction of Conditions. Southern States shall use its best
                --------------------------
efforts (not to include the expenditure of any substantial sums) to cause the conditions to the obligations of Gold Kist contained in Article X to be satisfied to the extent that the satisfaction of such conditions is in the control of Southern States; however, the foregoing shall not constitute a limitation upon the covenants and obligations of Southern States otherwise expressly set forth in this Agreement.

          9.4.  Amendment of Bylaws and Board Resolutions. As of the Closing,
                -----------------------------------------
Southern States shall have amended its Bylaws to the extent any such amendment shall be necessary to carry out the intent of this Section 9.4 and Section 14.1, and its Board of Directors shall have adopted appropriate resolutions, to provide for (i) the establishment and maintenance for up to two years following the Closing of a separate allocation unit of Southern States for the operation of the retail facilities of the Inputs Business for purposes of operations and patronage; and (ii) the addition of six (6) seats on the Southern States Board of Directors to proportionately represent the members who will be served by Southern States through its acquisition of the Purchased Assets and its operation of the Inputs Business. Southern States will provide that initially the six additional seats on its Board of Directors will be filled for staggered terms by designees of Gold Kist serving on the Gold Kist Board of Directors. A copy of such Bylaws as proposed to be amended to the extent necessary for this
Section 9.4 and Section 14.1 and proposed resolutions referred to above are attached to this Agreement as Schedule 9.4.

                                   ARTICLE X

             Conditions Precedent to the Obligations of Gold Kist

     The obligations of Gold Kist hereunder are subject to the fulfillment of each of the following conditions prior to or at the Closing any one of which may be waived in whole or in part by the Gold Kist:

          10.1.  Performance of Obligations. Southern States shall have
                 --------------------------
performed, or complied with, in all respects, all of its agreements and covenants hereunder.

          10.2.  Representations and Warranties. The representations and
                 ------------------------------
warranties of Southern States made herein shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects, and Southern States shall deliver to Gold Kist a Certificate of an officer of Southern States dated as of the Closing Date, certifying to that effect.

          10.3.  Closing Consents. Gold Kist and Southern States shall have
                 ----------------
received the Closing Consents, and any HSR Act waiting period with respect to the transaction contemplated hereby shall have expired or been terminated.

          10.4.  Opinion of Counsel to Southern States. Southern States shall
                 -------------------------------------
have delivered to Gold Kist the opinion of its counsel, Mays & Valentine, L.L.P., dated the Closing Date, in form and substance satisfactory to Gold Kist and its counsel.

          10.5.  Miscellaneous. Gold Kist shall have received such other
                 -------------
instruments and documents as Gold Kist and its counsel may reasonably request, including but not limited to the instruments and documents to be delivered by Southern States to Gold Kist pursuant to Section 5.3 hereof.

          10.6.  Absence of Litigation. No temporary restraining order,
                 ---------------------
preliminary injunction or permanent injunction or other order preventing the consummation of the transactions and other actions contemplated under this Agreement shall have been issued by any Federal or state court and remain in effect. Southern States agrees to use commercially reasonable efforts to have any such injunction or order lifted.

          10.7.  No Change In Law. No law, order or regulation shall have been
                 ----------------
enacted which prohibits the Closing or the satisfaction of any of the conditions to the obligations of Gold Kist contained in this Article X.

                                  ARTICLE XI

          Conditions Precedent to the Obligations of Southern States

     The obligations of Southern States hereunder are subject to the fulfillment of each of the following conditions prior to or at the Closing, any one of which may be waived in whole or in part by Southern States:

          11.1.  Performance of Obligations. Gold Kist shall have performed, or
                 --------------------------
complied with, in all respects all of its agreements and covenants hereunder.

          11.2.  Representations and Warranties. The representations and
                 ------------------------------
warranties of Gold Kist made herein shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects, and Gold Kist shall deliver to Southern States a Certificate of an officer of Gold Kist, dated as of the Closing Date, certifying to that effect.

          11.3.  Closing Consents. Gold Kist and Southern States shall have
                 ----------------
received the Closing Consents, (including the Operating Agreement Assignment and Amendment) and any HSR Act waiting period with respect to the transaction contemplated hereby shall have expired or been terminated.

          11.4.  Opinion of Counsel to Gold Kist. Gold Kist shall have delivered
                 -------------------------------
to Southern States the opinion of its General Counsel, dated the Closing Date, in form and substance satisfactory to Southern States and its counsel.

          11.5.  No Material Adverse Change. There shall be no material adverse
                 --------------------------
change in the assets, liabilities, the business or condition, financial or otherwise, or the results of operations of the Inputs Business.

          11.6.  Transition Services. On or before the Closing, Gold Kist and
                 -------------------
Southern States shall have entered into a Transition Services Agreement in substantially the same form as Exhibit I hereto, pursuant to which Gold Kist shall provide to Southern States the services specified therein and on the terms and conditions set forth therein.

          11.7.  Financing. Southern States shall have obtained the financing
                 ---------
necessary to consummate the transactions contemplated in this Agreement, on terms and conditions reasonably satisfactory to Southern States.

          11.8.  CFI Product Purchase Agreement. Southern States shall have
                 ------------------------------
received the consent of CF Industries, Inc. to the assumption of Gold Kist's member purchase rights and obligations under the CFI Product Purchase Agreement.

          11.9.  Miscellaneous. Southern States shall have received such other
                 -------------
instruments and documents as Southern States and its counsel may reasonably request, including but not limited to the instruments and documents to be delivered by Gold Kist to Southern States pursuant to Section 5.2 hereof.

          11.10. Absence of Litigation. No temporary restraining order,
                 ---------------------
preliminary injunction or permanent injunction or other order preventing the consummation of the transactions and other actions contemplated under this Agreement shall have been issued by any Federal or state court and remain in effect. Gold Kist agrees to use commercially reasonable efforts to have any such injunction or order lifted.

          11.11. No Change in Law. No law, order or regulation shall have been
                 ----------------
enacted which prohibits the Closing or the satisfaction of any of the conditions to the obligations of Southern States contained in this Article XI.

                                  ARTICLE XII

                                Confidentiality

          12.1.  Confidentiality. Each party shall continue to abide by the
                 ---------------
terms of the confidentiality agreement between Gold Kist and Southern States, dated February 3, 1998 (the "Confidentiality Agreement") subject to Southern States' and Gold Kist's right to make such disclosures as either may deem appropriate to their lenders or other parties who are involved in arranging financing for either Southern States or Gold Kist. No public announcement of the execution of or relating to this Agreement shall be made by either party without the prior consent of the other, provided, however, that either party shall be entitled to make such disclosures as may in the opinion of its counsel be required to comply with applicable laws or the requirements of the Securities and Exchange Commission or the National Association of Securities Dealers. Also, until termination of this Agreement as provided for in Article XVI, Gold Kist agrees it will not reveal the terms of the Southern States proposal set out herein or in the letter of intent between the parties dated May 15, 1998, to any person other than those directors, officers, agents and employees, including attorneys, accountants and business or financial advisors, who need to know such information, except as contemplated by this Section 12.1.

          12.2.  Equitable Remedies. The parties acknowledge and agree that in
                 ------------------
the event of a default or breach by either party of the provisions of this
Article XII, the other party shall sustain irreparable injury and damages, the amount and extent of which cannot be measured in money and for which there does not and shall not exist any adequate remedy at law. Accordingly, each of the parties hereby agrees that in the event of a default or breach by either party of the provisions of this Article XII, the other party shall be entitled to injunctive relief and to specific performance and that in any legal action or proceeding for injunctive relief and specific performance the party against whom such action or proceeding is instituted shall be deemed to have hereby been waived, and shall not assert in such action or proceeding, the defense or claim that the party instituting such action or proceeding has an adequate remedy at law or that an adequate remedy at law exists. The foregoing shall not, however, be deemed to limit or restrict the remedies at law or in equity of either party for any default or breach of the provisions of this Article XII.

                                 ARTICLE XIII

                        Destruction of Tangible Assets

          13.1.  Condition of Tangible Assets. At the Closing, Gold Kist shall
                 ----------------------------
use its commercially reasonable efforts to deliver physical possession of the Owned Personal Property, the Leased Personal Property and the Improvements (collectively, the "Tangible Assets") to Southern States in substantially the same physical condition as they exist as of the date hereof, except for normal wear and tear and changes occurring in the usual and ordinary course of business or incident to the customary use of the same. Gold Kist will amend its schedules to reflect any material damage to or destruction of Purchased Assets that is inconsistent with the foregoing sentence.

          13.2.  Risk of Loss. All risk of loss as a result of any destruction,
                 ------------
damage, or depletion of or to the Tangible Assets prior to the Closing, whether by reason of fire, theft, accident or other cause, shall be borne by Gold Kist, and all insurance proceeds payable as a result thereof shall be paid and belong solely to Gold Kist.

          13.3.  Destruction. If, prior to the Closing, the Tangible Assets
                 -----------
other than Inventory, are destroyed or damaged to an extent that (a) their value or physical condition differs in any material respect from the value or physical condition as it exists as of the date hereof, or (b) the destruction or damage has a material adverse effect on the operation of the Inputs Business (either
(a) or (b) referred to herein as a "Material Loss"), Southern States may in its sole discretion, by written notice to Gold Kist, terminate this Agreement. If, prior to the Closing, the Tangible Assets, other than Inventory, are destroyed or damaged, to an extent that does not result in a Material Loss, or in the event that Southern States in its sole discretion elects to proceed to Closing notwithstanding the occurrence of a Material Loss, Gold Kist and Southern States shall consummate the transactions contemplated in this Agreement, and at the Closing Gold Kist shall deliver physical possession of the Tangible Assets to Southern States in such physical condition as the same may then exist, but in that event Gold Kist will pay to Southern States any net insurance proceeds received for the property damage to the Purchased Assets, but not any proceeds for business interruption or other kinds of insurance that may be payable with respect to any period prior to the Closing Date with respect to such damage or destruction. For purposes of this Section, the value or physical condition of the Owned Personal Property shall be deemed to differ materially from the date hereof if the sum of the book value, as shown on the Gold Kist's books and records, of the Owned Personal Property destroyed or damaged, or the aggregate costs of all necessary repairs to, and replacements of, the Owned Personal Property, is greater than ten percent (10%) of its book value as shown on the Gold Kist's books and records.

          13.4.  Liability Upon Termination. If this Agreement is terminated by
                 --------------------------
Southern States pursuant to this Article XIII, neither Gold Kist nor Southern States shall be liable or obligated to the other except and to the extent as may be expressly provided in this Agreement.

                                   ARTICLE XIV

                         Post-Closing and Other Matters

                  14.1. Operations of Inputs Business After the Closing. Subject
                        -----------------------------------------------
to appropriate amendments to the bylaws of Southern States to the extent any such amendment shall be necessary, after the Closing, the retail facilities of the Gold Kist Inputs Business shall be maintained and operated for a period of up to two (2) years as the "Southern Retail" allocation unit of Southern States.

                  14.2. Gold Kist Inputs Business-Members and Patrons.  Promptly
                        ---------------------------------------------
following the Closing, Southern States will undertake to add as members of Southern States those agricultural producers eligible for membership in Southern States who are members of Gold Kist and who have been, or are, doing business with the Gold Kist Inputs Divisions. Southern States will undertake to do business with such persons on a cooperative basis under the articles of incorporation and bylaws of Southern States as the same shall exist from time to time. Southern States will, as soon as practical after the Closing, issue to each such person one share of membership common stock ($1 par value) which shares shall be deemed to be fully paid at the time of issuance as a result of the transfer of the Purchased Assets to Southern States by Gold Kist. Patronage refund allocations or "notified equities" of Gold Kist held by such members of Gold Kist at the time of Closing shall remain as equity interests of Gold Kist and Southern States shall have no rights or obligations with respect thereto.

                  14.3. Employees and Employee Benefits.
                        -------------------------------

                        14.3.1. Southern States will undertake to take applications and consider for employment in connection with its acquisition of the Inputs Business as many of the Business Employees who are able to work and are employed on a full-time basis as of the Closing Date, except where there is a redundancy of position or process or where positions do not fit within the Southern States organization. The Business Employees to whom Southern States offers employment and who elect to become employees of Southern States are hereinafter referred to as the "Transferred Employees". The Transferred Employees shall become employees of Southern States effective at 12:01 a.m. Eastern Standard Time on the Closing Date or such later date as may be mutually agreed upon by the parties. If Gold Kist and Southern States agree that the Transferred Employees will not become employees of Southern States on the Closing Date, Gold Kist will lease the Transferred Employees to Southern States pursuant to a mutually agreed upon employee lease agreement. Nothing in this Agreement shall be construed as giving any person any right to employment or to any terms or conditions of employment including but not limited to any type or levels of compensation or benefits, with Southern States.

                        14.3.2. Gold Kist shall be and remain liable and responsible for any and all liabilities or payments arising, prior to the Closing, in respect to the employment by Gold Kist of the Business Employees or the termination of that employment, including but not limited to (i) all claims relating to workers' compensation whether incurred or made by the Business Employees arising out of events or circumstances which occurred prior to the Closing Date; (ii) all health expenses incurred by the Business Employees prior to the Closing Date, whether or not claims for such expenses have been filed prior to the Closing Date; (iii) any bonus or incentive plans maintained by Gold Kist; (iv) any severance payable to any of the Business Employees by reason of the termination of their employment with Gold Kist, whether such severance is payable under any policy, Plan or Program of Gold Kist or any collective bargaining agreement referenced in Section 6.13.1, and whether or not such Business Employees become Transferred Employees; (v) any vacation accrual which is or becomes payable upon the termination of employment with Gold Kist; (vi) any benefits payable to the Business Employees under any of Gold Kist's Plans and Programs; and (vii) any salary, wages or other compensation payable to the Business Employees for any period of employment prior to the Closing.

                          14.3.3.  Southern States shall not assume, and Gold
Kist shall retain all obligations to fund or otherwise shall provide all benefits in respect of or payable under, Gold Kist's Plans and Programs. No assets or liabilities of any of Gold Kist's Plans and Programs shall be transferred from such Plans and Programs to any plan maintained or established by Southern States.

                          14.3.4.  Subject to restrictions and limitations
imposed by applicable law, Southern States agrees to make available to the Transferred Employees its employee pension benefit plans and programs and for purposes of determining eligibility to become a participant, to treat service with Gold Kist or any of its affiliates through the Closing Date as service with Southern States. In addition, for purposes of determining vesting in the Southern States employee pension benefit plans, Southern States agrees to treat service, up to 5 years, with Gold Kist or any of its affiliates through the Closing Date as service with Southern States.

                          14.3.5.  Subject to restrictions and limitations
imposed by applicable law or by limitations imposed by insurance companies providing plan benefits or stop loss insurance with respect to the plans, Southern States agrees to make available to the Transferred Employees its employee welfare benefit plans and programs and for purposes of determining eligibility to become a participant, to treat service with Gold Kist or any of its affiliates through the Closing Date as service with Southern States. Southern States shall use its best efforts to provide such coverage without regard to any waiting period, evidence and requirement of insurability, preexisting condition, actively at work requirement or exclusion or limitation (except to the extent and in the manner any such waiting period, evidence and requirement of insurability, preexisting condition, actively at work requirement or exclusion or limitation applies immediately prior to the Closing). In addition Southern States will treat service with Gold Kist by the Transferred Employees as service with Southern States for purposes of vacations, seniority and the like.

                          14.3.6.  Gold Kist agrees to provide Southern States
with such records as Southern States may reasonably request regarding service of and participation by employees prior to the Closing Date in employee benefit plans and programs maintained or participated in by Gold Kist.

                  14.4. Allocation of Purchase Price. Gold Kist and Southern States shall allocate the Estimated Purchase Price, when determined, among the Purchased Assets and the Assumed Liabilities in accordance with an allocation schedule substantially in the form set forth on Exhibit J. As soon as may be practicable after the Closing, Gold Kist and Southern States shall amend Exhibit J to reflect any adjustments to the Estimated Purchase Price made pursuant to

Section 4.5. As soon as may be practicable after the Closing and prior to filing any tax return which includes information related to the transactions contemplated in this Agreement, Gold Kist and Southern States employing the allocation of the Purchase Price made pursuant to this Section 14.4 shall prepare mutually acceptable IRS Forms 8594 which they shall use to report the transactions contemplated in this Agreement to the Internal Revenue Service and to all other taxing authorities. Neither Gold Kist nor Southern States shall take a position in any tax proceeding, tax audit or otherwise inconsistent with such allocation; provided, however, that nothing contained herein shall require Gold Kist or Southern States to contest any proposed deficiency or adjustment by any taxing authority or agency which challenges such allocation of the Purchase Price, or exhaust administrative remedies before any taxing authority or agency in connection therewith, and Gold Kist and Southern States shall not be required to litigate before any court (including without limitation the United States Tax Court), any proposed deficiency or adjustment by any taxing authority or agency which challenges such allocation of the Purchase Price. Gold Kist and Southern States shall give prompt notice to the other of the commencement of any tax audit or the assertion of any proposed deficiency or adjustment by any taxing authority or agency which challenges such allocation of the Purchase Price.

                  14.5.  Transition  Services  Agreement.  As a condition to the
                         -------------------------------
Closing, Gold Kist and Southern States shall enter into a transition services agreement substantially in the form of Exhibit I hereto (the "Transition Services Agreement"), pursuant to which Gold Kist agrees to use reasonable commercial efforts to provide Southern States with certain accounting, computer and related information support services relating to the operations of the Inputs Business at a fee equivalent to Gold Kist's costs of providing such services. Such costs shall include all direct and indirect costs of such services, including, but not limited to, a reasonable allocation of overhead of Gold Kist, all stay bonuses, hiring costs and other expenses associated with the employees providing such services, any costs related to assets used in providing the services, interest on advances made for the services at Gold Kist's cost of funds, and any costs associated with any errors of Gold Kist except errors that reflect the gross negligence of Gold Kist.

                  14.6.  Use of the Gold  Kist  Name by  Southern  States  after
                         -------------------------------------------------------
Closing.  Gold Kist  acknowledges and agrees that Southern States shall have the
-------
right (i) until the close of business on June 30, 1999, to utilize the packaging included in the Inventory or replacement packaging therefor, that is imprinted with the words "Gold Kist" or the initials or trade symbol "GK" (or words or symbols to similar effect), (ii) until the close of business on September 30, 1999, to sell products or supplies that utilize such packaging and (iii) until the close of business on the date which is six (6) months after the Closing Date to utilize trucks and other rolling stock and signage imprinted with the words "Gold Kist" or the initials or trade symbol "GK" (or words or symbols to similar effect). At Closing, Gold Kist will abandon the trademarks listed on Schedule
14.6 which utilize the symbol "GK" as a part of the mark. Except as otherwise provided herein, any use of the name "Gold Kist" or the trade symbol "GK" by Southern States after the Closing shall only be as authorized in writing by Gold Kist. Southern States shall be responsible for and shall ensure that all goods provided and offered by Southern States under the name "Gold Kist" or the trade symbol "GK" shall be advertised, offered and provided in a high quality manner and consistent with the quality control standards established by Gold Kist. Southern States shall cooperate with Gold Kist in facilitating Gold Kist's control of the quality of goods offered under the name "Gold Kist" or the trade symbol "GK", to permit reasonable, periodic inspection of

Southern State's operations, at reasonable times and with reasonable notice, and to supply Gold Kist with specimens of all uses of the name "Gold Kist" or the trade symbol "GK" upon request.


                  14.7.  Post-Closing Rebates and Annual Volume Discounts. To
                         ------------------------------------------------
the extent any Inputs Business product purchase refund, rebate, annual volume discount or similar payment is made to Gold Kist after the Closing by any vendor or supplier of products or supplies, such refund, rebate, annual volume discount or similar payment shall be paid over to Southern States to the extent such payment shall be attributable to Inventory purchased by Southern States pursuant to this Agreement; provided, however, that none of such refunds, rebates, annual volume discounts or similar payments will be used to reduce Gold Kist's costs of the Inventory in determining the Net Current Asset Value. To the extent any Inputs Business product purchase refund, rebate, annual volume discount or similar payment made to Gold Kist after the Closing shall be based upon sales volume, such payment shall be paid over to Southern States to the extent any portion of such payment shall be attributable to sales by Southern States on or after the Closing Date; provided, however, that the Inventory that is sold by Southern States will not be counted as both Inventory and sales by Southern States for purposes of acquiring portions of the same payments under this
Section 14.7. Gold Kist shall provide Southern States upon request with a copy of any supporting information furnished to Gold Kist by any vendor or supplier of products in connection with any such refund, rebate, annual volume discount or similar payment. To the extent any Inputs Business product purchase refund, rebate, annual volume discount or similar payment made to Southern States after the Closing shall be based upon sales volume, such payment shall be paid over to Gold Kist to the extent any portion of such payment shall be attributable to sales by Gold Kist on or before the Closing Date. Southern States shall provide Gold Kist upon request with a copy of any supporting information furnished to Southern States by any vendor or supplier of products in connection with any such refund, rebate, annual volume discount or similar payment. Gold Kist and Southern States shall use their reasonable commercial efforts to have each supplier combine the respective sales where the combination will produce more rebate, annual volume discount or similar payment. The parties shall share proportionately in any overall such payments, with all sales sharing equally in the payments.

                  14.8.  WARN Act. If a plant closing or a mass layoff occurs or
                         --------
is deemed to occur with respect to the Inputs Business in connection with the transactions contemplated in this Agreement or after the Closing, Southern States shall be solely responsible for providing all notices required under the Work Adjustment and Retraining Notification Act, 29 U.S.C. ss.2109 et seq. or the regulations promulgated thereunder (the "WARN Act") and for taking all remedial measures, including without limitation, the payment of all amounts, penalties, liabilities, costs and expenses if such notices are not provided.

                  14.9.  Additional Documents.  From and after the Closing Date,
                         --------------------
each of the parties shall, at the request of the other, prepare, execute, and deliver to the other such additional documents and instruments and take such action as the other may deem reasonably necessary to further evidence or effect any of the transactions contemplated herein.

                  14.10. Non-Competition.  In consideration of Southern States'
                         ----------------
purchase of the Inputs Business pursuant to this Agreement, Gold Kist agrees that for a period of five (5) years following the Closing Date, it will not, directly or indirectly, for itself or on behalf of any individual, partnership, corporation or any other legal entity, as principal, agent, or otherwise, engage in, control, manage or otherwise participate in the ownership, control or management of a business in direct competition with any portion of the Inputs Business within any part of the "Trade Area," as defined herein, it being acknowledged that none of Gold Kist's other businesses, including but not limited to its feed production for its poultry and aquaculture operations, are in competition with any portion of the Inputs Business and that Gold Kist may acquire up to 5% of the outstanding securities of any competitor of the Inputs Business whose securities are publicly traded. For purposes of this Section 14.10, "Trade Area" shall mean the states of Georgia, South Carolina, Florida, Alabama, Mississippi, Louisiana, Texas, Arkansas, and Tennessee. Gold Kist recognizes that irreparable injury may result to Southern States if Gold Kist breaches this Section 14.10, and Gold Kist agrees that if it engages in any act in violation of the provisions hereof, Southern States shall be entitled, in addition to any actual damages proved, to injunctive relief prohibiting Gold Kist from engaging in any such act.

                  14.11.  Cooperation Regarding Tax Filings.  Gold Kist and
                          ---------------------------------
Southern States shall reasonably cooperate, and shall use reasonable efforts to cause their respective affiliates, officers, employees, agents, auditors and Representatives reasonably to cooperate, in preparing and filing all tax returns, including, but not limited to, maintaining and making available to each other all records necessary in connection with taxes and in resolving all disputes and audits with respect to all taxable periods relating to taxes. "Representatives" means, with respect to any person, the officers, employees, counsel, accountants, financial advisers, consultants, agents, auditors and other representatives of such person.

                  14.12.  Investigations After Closing. For a period of ten (10)
                          ----------------------------
years following the Closing, Southern States agrees that it will not conduct environmental investigations of any Owned Real Property or Leased Real Property for the purpose of triggering coverage under the indemnity provided pursuant to
Article XV below; provided, however, that Gold Kist acknowledges that (i) Southern States may conduct any such environmental investigations with respect to those matters identified on Schedule 14.12, and (ii) as to any other properties, Southern States may conduct any environmental investigation to the extent that such investigation is consistent with Prudent Environmental Management Practice. For the purposes of this Agreement, an environmental investigation shall be considered to be conducted consistent with Prudent Environmental Management Practice only if it is necessary for expansion, renovation, or sale of any property, is necessary to prevent adverse impacts to human health or the environment, or is otherwise required by law. If a dispute arises with respect to whether an investigation constitutes a Prudent Environmental Management Practice, Gold Kist and Southern States agree to negotiate in good faith in an attempt to resolve such dispute. In the event such dispute cannot be resolved within twenty (20) days of written notice of a dispute (or shorter period as exigent circumstances may warrant), Gold Kist and Southern States shall sel ect within fourteen (14) days thereafter a mutually satisfactory Environmental Arbitrator, who shall review the information relevant to the dispute provided by the parties. The Environmental Arbitrator shall, within thirty (30) days, render a decision binding upon the parties hereto (absent mutual agreement of the parties to an alternate resolution) and the parties may enforce any final determination of the Environmental Arbitrator in any court of competent jurisdiction. If the parties cannot agree on the selection of an Environmental Arbitrator, the provisions of Section 18.12 of this Agreement shall apply.

                                   ARTICLE XV

                                 Indemnification

                  15.1.  Survival. Each of the covenants, agreements, and
                         --------
representations and warranties of Gold Kist and Southern States herein shall survive the Closing until 5:00 p.m. Eastern Standard Time on June 30, 2001, at which time, such covenants, agreements, representations and warranties shall expire and terminate, provided, however, that (i) the representations and warranties of Gold Kist respecting taxes set forth in Section 6.5 shall survive the Closing for the applicable statute of limitations; (ii) the representations and warranties of Gold Kist respecting environmental matters set forth in
Section 6.16 shall survive the Closing until 5:00 p.m. Eastern Standard Time on the first anniversary of the Closing Date, at which time such representations and warranties shall expire and terminate; (iii) the representations and warranties of Gold Kist to the extent they apply solely to title to the Purchased Assets set forth in Sections 6.6.1, 6.9.2 and 6.12, and the obligation of Gold Kist to indemnify Southern States for any loss arising out of any Excluded Liabilities pursuant to Section 15.2(iii), shall survive the Closing without limitation as to time; (iv) the obligations of Gold Kist to indemnify Southern States for any loss arising out of any Pre-Closing Environmental Condition pursuant to Section 15.2(iv), shall survive the Closing until 5:00 p.m. Eastern Standard Time on the tenth anniversary of the Closing Date, at which time such representations and warranties shall expire and terminate; (v) the representations and warranties of Gold Kist set forth in the second sentence of Section 6.12 shall expire and terminate at Closing; and (vi) the covenants and agreements of Gold Kist or Southern States to be performed after Closing Date shall survive the Closing without limitation as to time (the "Survival Period").

                  15.2.  Indemnification by Gold Kist. Subject to the provisions
                         ----------------------------
of Sections 15.3 and 15.6, Gold Kist shall indemnify, defend and hold harmless Southern States and the directors, officers, employees and shareholders of Southern States (the "Southern States Indemnified Persons") against and in respect of all losses, costs, and expenses suffered or incurred or required to be paid by Southern States Indemnified Persons as a result of: (i) the breach by Gold Kist of any representation and warranty made by Gold Kist to Southern States Indemnified Persons in Article VI of this Agreement and the Schedules including therewith hereto that is executed and delivered pursuant hereto or in connection with the closing of the transactions hereunder; (ii) the non-fulfillment by Gold Kist of any agreement or covenant of Gold Kist contained herein; (iii) the Excluded Liabilities but not including any liability or obligation arising from any Pre-Closing Environmental Condition; (iv) any liability or obligation arising from any Pre-Closing Environmental Condition;
(v) the waiver by Gold Kist and Southern States of compliance with the Bulk Transfers Laws; and (vi) all actions, suits, proceedings, demands, assessments, judgments, costs, including reasonable attorney's fees, and expenses incident to any of the foregoing.

                  15.3.  Limitations on Indemnification by Gold Kist.
                         -------------------------------------------

                         (a)  Notwithstanding the provisions of Section 15.2,
Gold Kist shall have no liability to indemnify Southern States Indemnified Persons hereunder until the aggregate amount of Southern States Indemnified Persons' indemnifiable losses exceeds $500,000 (the

"Gold Kist Minimum Amount"). If the aggregate amount of Southern States Indemnified Persons' indemnifiable losses exceeds the Gold Kist Minimum Amount, Gold Kist shall Indemnify Southern States Indemnified Persons for the amount that such indemnifiable losses exceed the Gold Kist Minimum Amount and are less than or equal to $10,000,000. The foregoing limitations shall not apply to Gold Kist's indemnification obligations with respect to the following: (i) the Excluded Liabilities; (ii) the representations and warranties of Gold Kist to the extent they apply solely to title to the Purchased Assets set forth in Sections 6.6.1, 6.9.2 and 6.12; (iii) any liability or obligation arising from any Pre-Closing Environmental Condition or the representations and warranties of Gold Kist respecting environmental matters contained in Section 6.16 (all of which matters shall be subject to the limitation of paragraph (b) of this
Section 15.3); (iv) the representations and warranties of Gold Kist respecting taxes set forth in Section 6.5; (v) the covenants or agreements of Gold Kist to be performed after Closing Date; or (vi) the failure to comply with the Bulk Transfer Laws.

                           (b)  Notwithstanding the provisions of Section 15.2.,
Gold Kist shall have no liability to indemnify Southern States Indemnified Persons hereunder with respect to the matters referenced in clause (iii) of
Section 15.3(a) above with respect to any individual claim until the aggregate amount of Southern States Indemnified Persons' indemnifiable losses exceed $15,000 for such claim; provided however, that if the aggregate amount of any such losses with respect to a claim exceeds $15,000, Gold Kist shall indemnify Southern States for the entire amount of such claim, including the initial $15,000 amount.

                           (c)  Notwithstanding the provisions of Sections 15.2
and 15.3(b), Gold Kist shall have no liability to indemnify Southern States Indemnified Persons hereunder with respect to the matters referenced in clause
(iii) of Section 15.3(a) above for the amount that such indemnifiable losses are in excess of $35 million.

                           (d)  Notwithstanding the provisions of Section 15.2,
Gold Kist's liability to indemnify Southern States Indemnified Persons shall not include any costs incurred by Southern States Indemnified Persons in the conduct of any Site Remediation that was not required to be conducted (i) under any lawful government order or directive; (ii) under any Environmental Law, including any action levels or cleanup standards enforced thereunder; or (iii) to prevent significant risk to human health.

                           (e)  Subject to the provisions of this Article XV,
Southern States agrees that it will not make any new claim or file any new legal action against Gold Kist for the cost of any Site Remediation claim that first arises more than ten (10) years after the Closing Date.

                  15.4.  Indemnification by Southern States. Subject to the
                         -----------------------------------
provisions of Sections 15.5 and 15.6, Southern States shall indemnify and hold harmless Gold Kist and the directors, officers, employees and shareholders of Gold Kist (the "Gold Kist Indemnified Persons") against and in respect of all losses, costs, and expenses suffered or incurred or required to be paid by Gold Kist Indemnified Persons as a result of: (i) the breach by Southern States of any representation and warranty made by Southern States to Gold Kist in Article VII hereof; (ii) the nonfulfillment by Southern States of any agreement or covenant of Southern States contained herein; (iii) the failure of Southern States to discharge, when due, the Assumed Liabilities; (iv) the operations by Southern States from and after the Closing of the Inputs Business, including but not limited to any liability or obligation arising from any Post-Closing Environmental Condition; and (v) all actions, suits, proceedings, demands, assessments, judgments, costs, including reasonable attorney's fees, and expenses incident to the foregoing.

                  15.5.  Limitations on Indemnification by Southern States.
                         -------------------------------------------------
Notwithstanding the provisions of Section 15.4, Southern States shall have no liability to indemnify Gold Kist Indemnified Persons hereunder until the aggregate amount of Gold Kist Indemnified Persons' indemnifiable issues exceeds $500,000 (the "SSC Minimum Amount"). If the aggregate amount of Gold Kist Indemnified Persons' indemnifiable losses exceeds the SSC Minimum Amount, Southern States shall indemnify Gold Kist Indemnified Persons for the amount that such indemnifiable losses exceed the SSC Minimum Amount and are less than or equal to $10,000,000. The foregoing limitations shall not apply to Southern States' indemnification obligations with respect to (a) the Assumed Liabilities;
(b) the covenants or agreements of Southern States to be performed after Closing Date; (c) the operations by Southern States from and after the Closing of any Inputs Business, including but not limited to any liability or obligation arising from any Post-Closing Environmental Condition.

                  15.6.  Procedures for Indemnification.
                         ------------------------------

                         15.6.1.  If Southern States Indemnified Persons seek
indemnification from Gold Kist for indemnifiable losses, Southern States Indemnified Persons shall give notice to Gold Kist of such loss, specifying in reasonable detail the nature and basis for the claim and the amount thereof (the "Notice of Loss"). If, within sixty days after the date on which Gold Kist receives the Notice of Loss, Gold Kist has not delivered to Southern States a notice objecting to all or any portion of the claimed loss and setting forth the amount of such claimed loss objected to and the reasons for such objection, Southern States Indemnified Persons shall be entitled to indemnification for such loss unless Gold Kist's failure to object was inadvertent, and Gold Kist shall promptly pay such loss. If the failure of Gold Kist was inadvertent, the process should be begun again but the Survival Period with respect to the Claim shall be extended if the First Notice of Loss was within the Survival Period. If, within sixty days after the date on which Gold Kist receives a Notice of Loss, Gold Kist delivers to Southern States an objection to all or any portion of the claimed loss, setting forth the amount of such loss objected to and the reasons for such objection, Southern States Indemnified Persons shall be entitled to reimbursement for the portion of such loss not objected to by Gold Kist and Gold Kist shall promptly pay such amount. Southern States Indemnified Persons shall be entitled to indemnification for the portion of such claimed loss to which Gold Kist objected to upon the earlier of: (a) the Gold Kist's and Southern States' written agreement with respect to the indemnification of such loss or (b) a final judgment or award of an arbitrator as provided in Section 18.12.

                         15.6.2.  If Gold Kist Indemnified Persons seek
indemnification from Southern States for indemnifiable losses, Gold Kist Indemnified Persons shall give a Notice of Loss to Southern States, specifying in reasonable detail the nature and basis for the claim and the amount thereof. If, within sixty days after the date on which Southern States receives the Notice of Loss, Southern States has not delivered to Gold Kist a notice objecting to all or any portion of the claimed loss and setting forth the amount of such claimed loss objected to and the reasons for such objection, Gold Kist Indemnified Persons shall be entitled to indemnification for such loss unless Southern States' failure to object was inadvertent, and Southern States shall promptly pay such loss. If the failure of Southern States was inadvertent, the process should be begun again but the Survival Period with respect to the Claim shall be extended if the first Notice of Loss was within the Survival Period. If, within sixty days after the date on which Southern States receives a Notice of Loss, Southern States delivers to Gold Kist an objection to all or any portion of the claimed loss, setting forth the amount of such loss objected to and the reasons for such objection, Gold Kist Indemnified Persons shall be entitled to reimbursement for the portion of such loss not objected to by Southern States and Southern States shall promptly pay such amount. Gold Kist Indemnified Persons shall be entitled to indemnification for the portion of such claimed loss to which Southern States objected to upon the earlier of: (a) the Gold Kist's and Southern States' written agreement with respect to the indemnification of such loss or (b) a final judgment or award of an arbitrator pursuant to Section 18.12.

                           15.6.3.  The obligations and liabilities of an
Indemnifying Person with respect to losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

                           (a)  The Indemnified Persons shall promptly give
written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no delay on the part of the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Person thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

                           (b)  If the Indemnifying Persons shall acknowledge in
a writing delivered to the Indemnified Persons that such Third Party Claim is properly subject to their indemnification obligations hereunder, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that
                                                       --------  -------
the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if
(i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

                           (c)  If the Indemnifying Persons shall assume the
defense of a Third Party Claim (under circumstances in which the proviso to Section 15.6.3(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the

Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgment referred to in Section 15.6.3(b), or are otherwise restricted from so assuming by the proviso to
Section 15.6.3(b), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense. If the defense of a Third Party Claim is assumed by the Indemnified Persons pursuant to clause (i) or (ii) of the proviso of Section 15.6.3(b), the Indemnified Persons shall not be entitled to settle such Third Party Claim without the prior written consent of the Indemnifying Persons, which consent shall not be unreasonably withheld or delayed.

                           (d) If the Indemnifying Persons exercise their right
to assume the defense of a Third Party Claim pursuant to clauses (i) or (ii) of
Section 15.6.3(b), (i) the Indemnified Persons shall be entitled to participate in such defense with their own counsel at their own expense and (ii) the Indemnifying Persons shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld or delayed.

                           15.6.4.  Notwithstanding any other provisions of this
Agreement, neither Gold Kist nor Southern States shall have any claim for indemnification hereunder unless such claim is asserted, as provided herein, against the other within the Survival Period (in which event the party's right to indemnification for such matters shall continue until liability is finally determined), it being acknowledged that the Survival Period of certain indemnities is without limitation as to time as provided in Sections 15.1, 15.2 and 15.4.

                           15.6.5.  Notwithstanding any other provision in this
Article XV, the following procedures shall apply to any claim arising under clause (iv) of Section 15.2. above or with respect to a breach of the representations and warranties set forth in Section 6.16. (collectively "Environmental Claims").

                           (a) Any Environmental Claim that is of the nature of
a third party claim shall also be governed by the notification procedures set forth in Section 15.6.1., provided, however, that Southern States shall be deemed to have provided notice to Gold Kist of the matters identified in
Schedule 14.12. as of the Closing Date. In the event of any inconsistency between the Section 15.6.1. procedures and the procedures set forth in this
Section 15.6.5., the procedures set forth in this Section 15.6.5. shall govern.

                           (b) Gold Kist shall assume Principal Management for
the matters identified in Schedule 14.12.

                           (c) Upon assertion of any Environmental Claim other
than claims arising from the matters identified in Schedule 14.12., Gold Kist shall be entitled to assume Principal Management. To assume Principal Management, Gold Kist must notify Southern States within thirty days of notice to Gold Kist of the Environmental Claim, or such other period as the parties may agree to in writing, that it intends to assume Principal Management. In the event Gold Kist does not undertake Principal Management, Southern States may assume Principal Management of the subject matter of the Environmental Claim.

                           (d) The party that does not have Principal Management
for an Environmental Claim shall be entitled, at its sole cost and expense, to reasonably participate in the management of such Environmental Claim. Such participation shall include: (i) receiving copies of all reports, work plans and analytical data submitted to governmental agencies, all notices or other letters or documents received from governmental agencies, any other non-privileged documents and correspondence materially bearing on the Environmental Claim, and notices of material meetings; (ii) the opportunity to attend and participate in such material meetings; (iii) the right of reasonable consultation with the party exercising Principal Management; and (iv) the right to approve in writing in advance all budgets for the Environmental Claim, all material contracts related thereto, the submission of any cleanup plan or any similar material action relating to the Environmental Claim and any amendment or modification thereof, and the acceptance of any consensual governmental orders or requirements (which approval shall not be unreasonably withheld or delayed).

                           (e) The party undertaking Principal Management
hereunder for any matter shall manage the matter in good faith and in a responsible manner, and any activities conducted in connection therewith shall be undertaken promptly and concluded as expeditiously and as economically as practicable using commercially reasonable efforts, subject to the schedules and approvals required by the applicable governmental authorities. The parties agree to reasonably cooperate with one another in connection with addressing any Environmental Claim. Either party may take such action as is reasonable under the circumstances to respond to an actual or threatened emergency or imminent endangerment situation arising from an Environmental Claim.

                           (f) Any action with respect to an Environmental Claim
shall be deemed adequate for purposes of satisfying the obligations of this
Section 15.6.5. to the extent such action: (i) attains compliance with any lawful government order or directive and with applicable Environmental Laws, including any action levels or cleanup standards enforced thereunder; (ii) mitigates any significant risk to human health and (iii) achieves such actions as economically as practicable.

                           (g) The parties agree to negotiate in good faith
regarding any dispute arising under this section 15.6.5. In the event such dispute cannot be resolved within twenty (20) days of written notice of a dispute (or shorter period as exigent circumstances may warrant), Gold Kist and Southern States shall select within fourteen (14) days thereafter a mutually satisfactory Environmental Arbitrator, who shall review the information relevant to the dispute provided by the parties. The Environmental Arbitrator shall within thirty (30) days render a decision binding upon the parties hereto (absent mutual agreement of the parties to an alternate resolution) and the parties may enforce any final determination of the Environmental Arbitrator in any court of competent jurisdiction. If the parties cannot agree on the selection of an Environmental Arbitrator, the provisions of Section 18.12 of this Agreement shall apply.

                           (h) Gold Kist intends to acquire insurance against
Environmental Claims other than the matters identified in Schedule 14.12 and to comply with the procedures required by the insurance company pursuant to the insurance policy in handling any such Environmental Claim. Southern States shall cooperate in good faith with Gold Kist in connection with such compliance, including providing reasonable access to the properties related to the Environmental Claims; provided, however, Gold Kist expressly acknowledges that Gold Kist's indemnity to Southern States under this Agreement will not be affected by any provisions under any such insurance policy and that the procedures required by such insurance policy will in no way affect the financial obligations of Gold Kist under this Agreement with respect to any Environmental Claim by Southern States and will not be relevant in determining whether or to what extent any action with respect to an Environmental Claim is deemed adequate, appropriate, responsible, commercially reasonable or timely for purposes of satisfying the obligations of this Section 15.6.5.


                  15.7.  Computation of Losses. In determining the amount of any
                         ---------------------
indemnifiable loss hereunder, the aggregate amount of any insurance proceeds received by or benefiting the indemnified party and any tax deduction or tax benefit received by the indemnified party in connection with the facts giving rise to the right to indemnification shall be deducted from the amount to be paid by the indemnifying party. If, with respect to any indemnifiable loss paid by an indemnifying party, the indemnified party subsequently receives insurance proceeds, a tax deduction, or a tax benefit, the indemnified party shall, as soon as may be practicable, pay to the indemnifying party an amount equal to such insurance proceeds, tax deduction, or tax benefit.

                  15.8.  Exclusive Remedy. Notwithstanding anything to the
                         ----------------
contrary contained herein, except in the case of fraud or willful misconduct, the indemnity provisions of this Article XV shall be the sole and exclusive remedy against Southern States or Gold Kist for any breach of the representations, warranties, agreements and covenants contained in this Agreement.


                                   ARTICLE XVI

                                   Termination

                  16.1.  Procedure for Termination.  This Agreement may be
                         -------------------------
terminated at any time on or before the Closing Date as follows:

                           (a) by the mutual agreement of Gold Kist and Southern
States;

                           (b) by Gold Kist (provided that Gold Kist is not in
breach of its obligations under this Agreement): (i) if Gold Kist reasonably determines that the transactions contemplated hereby cannot be consummated because of any nonfulfillment of any condition set forth in Article X hereof which, as determined by Gold Kist, cannot be cured or rectified on or before the Closing or such other prior date required by this Agreement for the fulfillment of such condition; (ii) if Southern States breaches any representation or warranty made by Southern States in this Agreement and such breach has a material adverse effect on Gold Kist; or (iii) if Southern States fails to comply with any of Southern States' covenants or agreements contained in this Agreement; and

                           (c) by Southern States (provided that Southern States
is not in breach of its obligations under this Agreement): (i) if Southern States reasonably determines that the transactions contemplated hereby cannot be consummated because of any nonfulfillment of any condition set forth in Article XI hereof which, as determined by Southern States, cannot be cured or rectified on or before the Closing or such other prior date required by this Agreement for the fulfillment of such condition; (ii) if Gold Kist breaches any representation or warranty made by Gold Kist in this Agreement and such breach has a material adverse effect on the Purchased Assets or the Inputs Business;
(iii) if Gold Kist fails to comply with any of its covenants or agreements contained in this Agreement; or (iv) pursuant to Article XIII hereof.

                           (d) by either Gold Kist or Southern States if the
Closing shall not have occurred on or before November 15, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 16.1(d) shall not be available to any parties whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or before the aforesaid date.

                  16.2.  Effect of Termination. If this Agreement is terminated
                         ---------------------
as provided in Section 16.1, the obligations of the parties hereunder shall terminate; provided however, that if this Agreement is terminated by a party as a result of the other party's willful failure to comply with its agreements or covenants hereunder, then the party that terminated this Agreement shall have the right to pursue all legal and equitable remedies available to it.

                                 ARTICLE XVII

                    Bulk Transfer Laws, Expenses and Taxes

          17.1.   Bulk Transfer Laws. Gold Kist and Southern States hereby waive
                  ------------------
compliance with the provisions of any applicable bulk transfer laws, or any other similar laws ("Bulk Transfer Laws"), and Gold Kist hereby agrees to defend, indemnify, and hold harmless Southern States from and against any costs, expenses, liability or claims by any person arising out of or due to the failure to comply with such Bulk Transfer Laws, including, without limitation, any claims by any person against all or any part of the Purchased Assets, but excluding any Assumed Liabilities.

          17.2.   Costs and Expenses. Except as otherwise specifically provided
                  ------------------
herein, all costs and expenses incurred by or on behalf of Gold Kist and Southern States, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants employed in connection with the authorization, preparation, execution, and performance of this Agreement or other matters relating thereto shall be borne solely by the party that incurred the same and the other party shall have no liability with respect thereof.

          17.3.   Transfer Taxes. All sales, use, and transfer taxes and
                  --------------
recording, filing, title, and registration fees or other charges imposed upon or incurred in connection with or as a result of the transfer of the Purchased Assets to Southern States and the consummation of the transactions contemplated herein shall be borne and paid by Southern States.

          17.4.   Real Estate and Other Taxes. To the extent such amounts are
                  ---------------------------
not reflected in the calculation of the Estimated Purchase Price pursuant to
Section 4.2 hereof, real estate and ad valorem taxes imposed upon or assessed against the Owned Real Property or the Leased Real Property or other Purchased Assets shall be prorated as of the Closing Date.

          17.5.   Utilities and Other Charges. To the extent such amounts are
                  ---------------------------
not reflected in the calculation of the Estimated Purchase Price pursuant to
Section 4.2 hereof, (a) charges for electricity, water, gas, and other utilities and for telephone services related to the Purchased Assets as of or for the calendar month in which the Closing occurs shall be prorated as of the Closing Date; (b) payments under the Contracts and the Real Property Leases and the Personal Property Leases as of or for the calendar month in which the Closing occurs shall be prorated as of the Closing Date; and (c) other similar prepaid expenses and other charges of Gold Kist related to the Inputs Business shall be prorated as of the Closing Date as mutually agreed by Gold Kist and Southern States.

                                 ARTICLE XVIII

                                 Miscellaneous

          18.1.   Entire Agreement. This Agreement, together with the Schedules
                  ----------------
and the Exhibits hereto, constitutes the entire agreement between the parties with respect to the matters set forth herein and supersedes all prior agreements, arrangements, and understandings between the parties with respect to the same.

          18.2.   Modification. No provision of this Agreement, including the
                  ------------
provisions of this Section, may be modified, deleted, or amended in any manner except by an agreement in writing executed by Gold Kist and Southern States.

          18.3.   Notices. All notices, requests, consents, and other
                  -------
communications to, upon, or between the parties shall be in writing and shall be deemed to have been given, delivered, or made when personally delivered, sent by telecopy, or when sent or mailed by certified mail, postage prepaid and return receipt requested to the parties at the address set forth below or to such other address as any party may specify by notice to the other party:

                  If to Southern States:

                         Southern States Cooperative, Inc.
                         6606 West Broad Street
                         Richmond, VA 23230-1717
                         Attn: N. Hopper Ancarrow, Jr.
                               Vice President and General Counsel
                         Phone: 804-281-1205
                         Fax:   804-281-1383

                  With a copy to:

                         Mays & Valentine, L.L.P.
                         Post Office Box 1122
                         1111 East Main Street
                         Richmond, VA 23219
                         Attn: F. Claiborne Johnston, Jr., Esq.
                         Phone: 804-697-1214
                         Fax:   804-697-1339

                  If to Gold Kist:

                         Gold Kist Inc.
                         P. O. Box 2210
                         Atlanta, GA 30301-2210
                         Attn: J. David Dyson,
                               General Counsel, Vice President and Secretary
                         Phone: 770-393-5328
                         Fax:   770-393-5421

                  With a copy to:

                         Alston & Bird LLP
                         1201 West Peachtree Street
                         Atlanta, GA 30309-3424
                         Attn: B. Harvey Hill, Jr., Esq.
                         Phone: 404-881-7446
                         Fax:   404-881-4777

          18.4.   Severability. The invalidity or unenforceability of any
                  ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision.

          18.5.   No Assignment. Neither this Agreement nor any interest herein
                  -------------
may be assigned by either party without the consent of the other party; provided, however, that Southern States may assign any rights (but not the obligations) of Southern States under the Agreement to any person providing financing to Southern States; and provided further, that, upon written notice to Gold Kist, Southern States may assign its rights and obligations under this Agreement to an entity organized by Southern States for the purpose of acquiring the Purchased Assets, provided that Southern States retains all obligations hereunder pursuant to an agreement that is reasonably satisfactory to Gold Kist and such assignment is conditioned upon the prior approval and execution of such agreement.

          18.6.   Waiver. No waiver of any provision hereof shall be effective
                  ------
against the party waiving such provision unless such waiver is in a writing executed by such party. The failure, at any time, of any party hereto to require the performance of any provision hereof shall not affect the right of such party to enforce the same. The waiver by any party hereto of any condition or of the breach of any representation, warranty, covenant, or agreement shall not be deemed to be a further or continuing waiver of such condition or such breach or of any other condition or the breach of any other representation, warranty, covenant, or agreement.

          18.7.   Benefit. This Agreement shall be binding on and inure to the
                  -------
respective benefit of Southern States and Gold Kist and their respective successors and permitted assigns.

          18.8.   Construction. This Agreement shall be construed and enforced
                  ------------
in accordance with the laws of the State of Georgia, other than its rules with respect to choice of laws.

          18.9.   Counterparts. This Agreement may be executed in more than one
                  ------------
counterpart, each of which shall be deemed an original and all of which shall constitute a single instrument and agreement.

          18.10.  Headings. The underlined headings provided herein are for
                  --------
convenience only and shall not affect the interpretation of this Agreement.

          18.11.  Third Party Beneficiaries. None of the provisions of this
                  -------------------------
Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

          18.12.  Arbitration. Except as otherwise set forth herein, any dispute
                  -----------
hereunder between Gold Kist and Southern States, or any of their successors or assigns, shall be settled by binding arbitration conducted on a confidential basis, under the US Arbitration Act, if applicable, and the then-current Commercial Arbitration Rules of the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of Georgia. The arbitration shall be conducted at the Association's regional office located in the Charlotte, North Carolina area by three independent arbitrators, at least one of whom shall be knowledgeable in the agricultural industry, one of whom shall be an attorney and one of whom shall be a member of a nationally recognized accounting firm familiar with business engaged in agriculture. Judgment upon the arbitrators' award is binding and final upon all parties and may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder unless at least 60 days prior thereto such party shall have given written notice to the other party of its intent to do so.

                                  ARTICLE XIX

                                  Definitions

     In addition to the other terms defined herein, the following shall apply throughout this Agreement:

          19.1.   Accounts Receivable. The term "Accounts Receivable" shall mean
                  -------------------
(a) all accounts receivable and notes receivable of the Gold Kist Inputs Business (excluding intercompany or intracompany accounts receivable) and (b) all crop time notes receivable held by Agra Trade Financing, Inc. (to include notes of Gold Kist patrons and Gold Kist dealers, but to exclude any and all Dealer Direct Notes), in each case existing as of the Closing Date, as set forth on the books and records of Gold Kist as of the Closing Date, which books and records shall detail the account name, address, the amount due, and the aging of all such accounts receivable.

          19.2.   Assignable Permits. The term "Assignable Permits" shall have
                  ------------------
the meaning set forth in Section 6.8.

          19.3.   Assumed Liabilities. The term "Assumed Liabilities" shall have
                  -------------------
the meaning set forth in Section 3.1.

          19.4.   Best Knowledge of Gold Kist. The term "Best Knowledge of Gold
                  ---------------------------
Kist", including "Gold Kist's knowledge" and all similar terms or expressions in this Agreement, shall mean the actual knowledge of the officers and employees of Gold Kist listed in Schedule 19.4, and the knowledge of any other officers or employees of Gold Kist shall not be the Best Knowledge of Gold Kist.

          19.5.   Bond Documents. The term "Bond Documents" shall mean all
                  --------------
documents and instruments executed in connection with the Bulloch County, Georgia IDA Bond.

          19.6.   Bulloch County, Georgia IDA Bond. The term "Bulloch County,
                  --------------------------------
Georgia IDA Bond" shall mean the Industrial Revenue Bond, in the original principal amount of $6,700,000 issued by the Industrial Development Authority of Bulloch County, Georgia, due 2016 (Statesboro Cotton Gin Project).

          19.7.   Bulk Transfer Laws. The term "Bulk Transfer Laws" shall have
                  ------------------
the meaning set forth in Section 17.1.

          19.8.   Business Employees. The term "Business Employees" shall have
                  ------------------
the meaning set forth in Section 6.14.1.

          19.9.   CFI Product Purchase Agreement. The term "CFI Product Purchase
                  ------------------------------
Agreement" shall mean the Gold Kist Member Product Purchase Agreement dated September 16, 1975 with CF Industries, Inc.

          19.10.  Closing. The term "Closing" shall have the meaning set forth
                  -------
in Section 5.1.

          19.11.  Closing Consents. "Closing Consents" shall mean those third
                  ----------------
party consents included within the Required Consents that are marked by an asterisk on Schedule 6.2.2.

          19.12.  Closing Date. The term "Closing Date" shall have the meaning
                  ------------
set forth in Section 5.1.

          19.13.  Contracts. The term "Contracts" shall have the meaning set
                  ---------
forth in Section 6.7.1; and shall specifically include the CFI Product Purchase Agreement, to the extent Gold Kist's rights and duties thereunder may be assignable, but shall specifically exclude any collective bargaining agreements and any other contracts containing obligations or liabilities excluded in
Section 3.2.

          19.14.  Dealer Direct Notes. The term "Dealer Direct Notes" shall mean
                  -------------------
the notes with fertilizer or chemical dealers who are not retail customers of Gold Kist, but not any notes of customers of such dealers.

          19.15.  Environmental Arbitrator. The term "Environmental Arbitrator"
                  ------------------------
shall mean a mutually satisfactory technical consultant, lawyer, or other person selected by Southern States and Gold Kist as an Environmental Arbitrator pursuant to Section 14.12 or Section 15.6.5(g).

          19.16.  Environmental Claims. The term "Environmental Claims" shall
                  --------------------
have the meaning set forth in Section 15.6.5.

          19.17.  Environmental Laws. The term "Environmental Laws" shall mean
                  ------------------
any and all federal, state or local statutes, laws, regulation, ordinances, court decisions, orders or rules relating to the environment; occupational safety and health; the effect of Hazardous Materials on the environment or human health; emissions, discharges or releases of Hazardous Materials into the environment, including without limitation into ambient air, surface water, groundwater or land; or otherwise relating to the handling of Hazardous Materials or the clean-up or other remediation of Hazardous Materials.

          19.18.  Environmental Permits. The term "Environmental Permits" shall
                  ---------------------
have the meaning set forth in Section 6.16.

          19.19.  Estimated Purchase Price. The term "Estimated Purchase Price"
                  ------------------------
shall have the meaning set forth in Section 4.2.

          19.20.  Excluded Liabilities. The term "Excluded Liabilities" shall
                  --------------------
have the meaning set forth in Section 3.2.

          19.21.  Final Purchase Price. The term "Final Purchase Price" shall
                  --------------------
have the meaning set forth in Section 4.4.

          19.22.  GAAP. The term "GAAP" shall mean generally accepted accounting
                  ----
principles as applied in the United States.

          19.23.  Gold Kist Indemnification Person. The term "Gold Kist
                  --------------------------------
Indemnification Person" shall have the meaning set forth in Section 15.4.

          19.24.  Gold Kist Minimum Amount. The term "Gold Kist Minimum Amount"
                  ------------------------
shall have the meaning set forth in Section 15.3.

          19.25. Guaranty Agreement. The term "Guaranty Agreement" shall mean
                 ------------------
the guaranty by Gold Kist of obligations of Scott G. Williams, LLC. to Sun Trust Bank.

          19.26.  Hazardous Materials. The term "Hazardous Materials shall mean
                  -------------------
any and all "hazardous substances," "hazardous wastes," "pollutants," "contaminants" or "toxic substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., or the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., and regulations promulgated thereunder, or any analogous federal, state or local laws and regulations; including but not limited to petroleum and petroleum products, polychlorinated biphenyls ("PCBs"), radioactive materials and asbestos.

          19.27.  HSR Act. The terms "HSR Act" shall mean the Hart-Scott-Rodino
                  -------
Antitrust Improvements Act of 1996, as amended, or any successor law, and regulations and rules issues pursuant to that Act or any successor law.

          19.28.  Improvements. The term "Improvements" shall mean all of the
                  ------------
buildings, structures, improvements, fixtures, and appurtenances, including construction in progress, located on the "Owned Real Property," as defined herein, or the "Leased Real Property," as defined herein, as the case may be.

          19.29.  Inputs Business. The term "Inputs Business" shall have the
                  ---------------
meaning set forth in Section 2.1.

          19.30.  Inputs Financial Statement. The term "Inputs Financial
                  --------------------------
Statement" shall have the meaning set forth in Section 8.9.

          19.31.  Intellectual Property Rights. The term "Intellectual Property
                  ----------------------------
Rights" shall have the meaning set forth in section 6.11.1.

          19.32.  Inventory. The term "Inventory" shall mean all inventory of
                  ---------
operating supplies, raw materials, work-in-process, and finished goods related to the Inputs Business, counted pursuant to this Agreement.

          19.33.  Inventory Procedures. The term "Inventory Procedures" shall
                  --------------------
mean the Inventory Procedures as set forth in Exhibit A hereto.

          19.34.  Leased Personal Property. The term "Leased Personal Property"
                  ------------------------
shall have the meaning set forth in Section 6.9.3.

          19.35.  Leased Real Property. The term "Leased Real Property" shall
                  --------------------
have the meaning set forth in Section 6.6.2.

          19.36.  Liens. The term "Liens" shall mean all liens, encumbrances.
                  -----
leases, casements, covenants, licenses, defects of title, claims, security interests, mortgages, pledges, charges, restrictions, equities, agreements and rights of others of every nature and description whatsoever; provided, however, that the term "Liens" shall not include any "Permitted Liens" as defined below.

          19.37.  Net Current Asset Value. The term "Net Current Asset Value"
                  -----------------------
shall mean the book value (lower of Gold Kist cost or market) of the Inventory, net of usual and customary reserves, computed on a first-in first-out basis in accordance with GAAP and the Inventory Procedures, plus the Accounts Receivable
                                                   ----
as valued pursuant to GAAP and the Receivables Valuation Procedures, and plus the Prepaid Expenses, as defined herein, less the accrued expenses and the trade
                                         ----
accounts payable of the Inputs Business, all as calculated in accordance with GAAP; provided, however, that neither the current portion of the Bulloch County, Georgia IDA Bond nor the current portion of the Solon Scott Lease will be included as a liability in this computation if and to the extent that any such current portion is included in the total amount of such respective obligation deducted in the calculations of the Estimated Purchase Price pursuant to Section
4.2. and the Final Purchase Price pursuant to Section 4.4.

          19.38.  Nonassignable Permits. The term "Nonassignable Permits" shall
                  ---------------------
have the meaning set forth in Section 6.8.

          19.39.  Operating Agreement Assignment and Amendment. The term
                  --------------------------------------------
"Operating Agreement Assignment and Amendment" shall mean the Assignment of Interest and Amendment to Operating Agreement of the Scott G. Williams, LLC., delivered at closing pursuant to Section 5.2(g) and 5.3(e), substantially in the form of Exhibit H attached hereto.

          19.40.  Owned Personal Property. The term "Owned Personal Property"
                  -----------------------
shall have the meaning set forth in Section 6.9.1.

          19.41.  Owned Real Property. The term "Owned Real Property" shall have
                  -------------------
the meaning set forth in Section 6.6.1.

          19.42.  Permitted Lien. The term "Permitted Liens" shall mean (a) all
                  --------------
liens, encumbrances, leases, easements, covenants, licenses, defects of title, claims, security interests, mortgages, pledges, charges, restrictions, equities, agreements and rights of others of every nature and description whatsoever which arise in the ordinary course of business and do not materially adversely affect the full use and enjoyment of the assets subject thereto for the purposes for which they are currently used, or materially detract from their value; (b) liens for taxes not yet due and payable; and (c) liens existing in connection with the Bulloch County, Georgia IDA Bond and the Solon Scott Lease.

          19.43.  Permits. The term "Permits" shall have the meaning set forth
                  -------
in Section 6.8.

          19.44.  Personal Property Leases. The term "Personal Property Leases"
                  ------------------------
shall have the meaning set forth in Section 6.9.3.

          19.45.  Plans and Programs. The term "Plans and Programs" shall have
                  ------------------
the meaning set forth in Section 6.14.2.

          19.46.  Post-Closing Environmental Conditions. The term "Post-Closing
                  -------------------------------------
Environmental Conditions" shall mean any and all conditions of any Owned Real Property or Leased Real Property acquired by Southern States, including soil, surface water and groundwater contamination, resulting from the disposal or release of Hazardous Materials by Southern States after the Closing Date; or that is attributable to the operation of the Inputs Business by Southern States after the Closing Date; provided, however, that any migration of contamination first released prior to the Closing Date shall constitute a Pre-Closing Environmental Condition to the extent applicable to such migration and shall constitute a Post-Closing Environmental Condition to the extent caused after the Closing Date by operations of the Inputs Business.

          19.47.  Post-Closing Statement of Net Current Asset Value. The term
                  -------------------------------------------------
"Post-Closing Statement of Net Current Asset Value" shall mean the statement of Net Current Asset Value, calculated as of the Closing Date.

          19.48.  Pre-Closing Environmental Conditions. The term "Pre-Closing
                  ------------------------------------
Environmental Conditions" shall mean any and all conditions of any Owned Real Property, Leased Real Property, or any other property formerly owned or leased by Gold Kist as a part of the Inputs Business, or that is attributable to the operations or properties of Scott G. Williams LLC., (to the extent of Southern States' interest in Scott G. Williams, LLC.), including soil, surface water and groundwater contamination, resulting from the disposal or release of Hazardous Materials, which condition was in existence on, or arose from, such property on or before the Closing Date; or that is attributable to the operation of the Inputs Business or the Purchased Assets on or before the Closing Date, including, but not limited to, the scheduled conditions under Section 6.16 of the Agreement.

          19.49.  Pre-Closing Statement of Net Current Asset Value. The term
                  ------------------------------------------------
"Pre-Closing Statement of Net Current Asset Value" shall mean the statement of "Net Current Asset Value," as defined herein, calculated as of the Closing Date as provided for in Section 4.1.

          19.50.  Prepaid Expenses. The term "Prepaid Expenses" shall mean those
                  ----------------
accounts relating to the Inputs Business which benefit Southern States and are included in the Post-Closing Statement of Net Current Asset Value.

          19.51.  Principal Management. The term "Principal Management" shall
                  --------------------
mean the authority to direct the handling of the subject matter of an Environmental Claim as provided in Section 15.6.5.

          19.52.  Product Purchase Agreement Assignment and Assumption
                  ----------------------------------------------------
Agreement. The term "Product Purchase Agreement Assignment and Assumption
---------
Agreement" shall mean the CF Industries, Inc. Product Purchase Agreement Assignment and Assumption Agreement, delivered at Closing pursuant to Sections 5.2(f) and 5.3(d) as set forth substantially in the form of Exhibit G.

          19.53.  Purchased Assets. The term "Purchased Assets" shall have the
                  ----------------
meaning set forth in Section 2.1.

          19.54.  Purchase Transaction. The term "Purchase Transaction" shall
                  --------------------
mean the asset purchase transaction contemplated by this Agreement and any and all transactions related thereto.

          19.55.  Real Property Leases. The term "Real Property Leases" shall
                  --------------------
have the meaning set forth in Section 6.6.2.

          19.56.  Receivables Valuation Procedures. The term "Receivables
                  --------------------------------
Valuation Procedures" shall mean the Accounts Receivable Valuation Procedures as set forth in Exhibit B hereto.

          19.57.  Records. The term "Records" shall have the meaning set forth
                  -------
in Section 2.1(n).

          19.58.  Rejected Proposed Contract. The term "Rejected Proposed
                  --------------------------
Contract" shall have the meaning set forth in Section 8.2.2.(b).

          19.59.  Rejected Proposed Contract Termination Date. The term
                  -------------------------------------------
"Rejected Proposed Contract Termination Date" shall have the meaning set forth in Section 8.2.2(b).

          19.60.  Required Consents. The term "Required Consents" shall have the
                  -----------------
meaning set forth in Section 6.2.2.

          19.61.  Scott G. Williams, LLC. The term "Scott G. Williams, LLC."
                  ----------------------
shall mean the Georgia limited liability company established under that name under articles of organization dated June 27, 1997.

          19.62.  Site Remediation. The term "Site Remediation" shall mean the
                  ----------------
remediation of environmental conditions on any Owned Real Property or Leased Real Property, including the investigation, cleanup, and monitoring of such remediation.

          19.63.  Solon Scott Lease. The term "Solon Scott Lease" shall mean the
                  -----------------
Lease Agreement with Purchase Option dated January 5, 1995 between Gold Kist and Scott Petroleum Corporation, a Mississippi corporation.

          19.64.  Southern States Indemnified Persons. The term "Southern States
                  -----------------------------------
Indemnified Persons" shall have the meaning set forth in Section 15.2.

          19.65.  SSC Minimum Amount. The term "SSC Minimum Amount" shall have
                  ------------------
the meaning set forth in Section 15.5.

          19.66.  Survival Period. The term "Survival Period" shall have the
                  ---------------
meaning set forth in Section 15.1.

          19.67.  Tangible Assets. The term "Tangible Assets" shall have the
                  ---------------
meaning set forth in Section 13.1.

          19.68.  Trademarks. The term "Trademarks" shall have the meaning set
                  ----------
forth in Section 6.11.1.

          19.69.  Transition Services Agreement. The term "Transition Services
                  -----------------------------
Agreement" shall have the meaning set forth in Section 14.5.

          19.70.  Transferred Employees. The term "Transferred Employees" shall
                  ---------------------
have the meaning set forth in Section 14.3.1.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              SOUTHERN STATES COOPERATIVE,
                              INCORPORATED


                              By: _________________________________________
                                     Wayne A. Boutwell
                                     Chief Executive Officer and President


                              GOLD KIST INC.



                              By: _________________________________________
                                     Gaylord O. Coan
                                     Chief Executive Officer and Chairman